ENGINEERING,

PROCUREMENT

AND

CONSTRUCTION

AGREEMENT

WEST CAMPUS COGENERATION FACILITY

STATE OF WISCONSIN

DEPARTMENT OF ADMINISTRATION

PROJECT NUMBER 03G2A

&

WEST CAMPUS COGENERATION BULDINGS RELOCATION

STATE OF WISCONSIN

DEPARTMENT OF ADMINISTRATION

PROJECT NUMBER 03G2H

TABLE OF CONTENTS

PAGE

ARTICLE 1 -

DEFINITIONS

1.1

DEFINITIONS.

ARTICLE 2 -

REPRESENTATIONS

2.1

REPRESENTATIONS BY MGE CONSTRUCT.

2.2

REPRESENTATIONS BY MGE POWER.

2.3

REPRESENTATIONS BY THE STATE.

ARTICLE 3 -

THE WORK

3.1

SCOPE OF WORK.

ARTICLE 4 -

MGE CONSTRUCT’S RIGHTS AND RESPONSIBILITIES

4.1

ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE FACILITY; PERFORMANCE
OF THE WORK.

4.2

RETENTION OF QUALIFIED SUBCONTRACTORS AND SUPPLIERS

4.3

SALES & USE TAX.

4.4

INVESTIGATION OF THE SITE.

4.5

HAZARDOUS SUBSTANCES; EROSION.

4.6

COMPLIANCE WITH LAWS.

4.7

TRAFFIC CONTROL PLAN.

4.8

SAFETY PLAN.

4.9

SECURITY PLAN.

4.10

CONSTRUCTION AND STORAGE CONFINED TO PERMITTED AREAS.

4.11

CONSTRUCTION OFFICE; RECORDS.

4.12

NO LIENS.

4.13

COMPLIANCE WITH CPCN REQUIREMENTS.

4.14

PATENTS.

4.15

INSPECTIONS; DEFECTIVE WORK.

4.16

MGE CONSTRUCT RESPONSIBILITY TO THE STATE.

4.17

FACILITY START UP AND ACCEPTANCE TESTING.

4.18

OTHER AUTHORIZATIONS.

4.19

PUBLIC RECORDS.

4.20

INSURANCE.

4.21

MGE ENERGY GUARANTEE.

ARTICLE 5 -

OWNERS’ RIGHTS AND RESPONSIBILITIES

5.1

TRANSFER OF CONTROL RESPONSIBILITY TO OWNERS.

5.2

OWNERS’ RESPONSIBILITIES DURING THE PROJECT.

5.3

DENIAL OF AUTHORIZATIONS.

5.4

STATE’S RIGHTS AND RESPONSIBILITIES.

5.5

MGE POWER’S RIGHTS AND RESPONSIBILITIES.

ARTICLE 6 -

OWNERSHIP OF ASSETS

6.1

OWNERSHIP OF THE FACILITY; RISK OF LOSS.

6.2

UNIVERSITY OWNERSHIP.

ARTICLE 7 -

COST OF THE WORK; PROJECT FINANCING

7.1

COST OF THE WORK.

7.2

GUARANTEED MAXIMUM PRICE.

7.3

SHARING OF COST SAVINGS.

7.4

[INTENTIONALLY OMITTED].

7.5

WATER SUPPLY COSTS.

ARTICLE 8 -

ADDENDA AND CHANGE ORDERS

8.1

GENERAL.

8.2

PROCESS.

8.3

INITIAL EVALUATION OF ADDENDUM AND CHANGE ORDER REQUESTS; APPLICABLE STANDARDS.

8.4

ADDENDA OR CHANGE ORDERS REQUESTED BY THE STATE.

8.5

ADDENDA AND CHANGE ORDERS REQUESTED BY MGE POWER.

8.6

ADDENDA AND CHANGE ORDERS REQUIRED BY ACTS OF GOVERNMENTAL AUTHORITIES.

8.7

ADDENDA AND CHANGE ORDERS REQUESTED BY OWNERS.

8.8

ADDENDA AND CHANGE ORDERS REQUESTED BY MGE CONSTRUCT.

8.9

ADDENDA AND CHANGE ORDERS RESULTING FROM ERRORS OR OMISSIONS OF MGE CONSTRUCT.

8.10

MARKUP ON ADDENDA AND CHANGE ORDERS.

8.11

TRACKING OF COST IMPACT OF ADDENDA AND CHANGE ORDERS.

ARTICLE 9 -

PAYMENT FOR WORK

9.1

PAYMENT MILESTONES; PAYMENT SCHEDULE.

9.2

DIVISION OF PAYMENT.

9.3

RETAINAGE.

9.4

FINAL PAYMENT.

ARTICLE 10 -

COMMENCEMENT AND PERFORMANCE OF WORK

10.1

COMMENCEMENT; SCHEDULE.

10.2

MECHANICAL COMPLETION.

10.3

COMMERCIAL OPERATION.

10.4

INTERIM PERIOD OBLIGATIONS PENDING COMPLETION OF DELAYED ACCEPTANCE TESTING.

10.5

PUNCH LIST.

10.6

FINAL COMPLETION.

ARTICLE 11 -

ACCEPTANCE TESTING; CAPACITY GUARANTEE; COMPLETION GUARANTEE; WARRANTIES; LIMITATION OF LIABILITY

11.1

ACCEPTANCE TESTS.

11.2

ACCEPTANCE TESTING.

11.3

ACCEPTANCE TEST CAPACITY GUARANTEE.

11.4

GUARANTEED MECHANICAL COMPLETION DATE; DELAY DEFAULT DATE.

11.5

COMPLIANCE WITH STANDARDS.

11.6

MGE CONSTRUCT’S WARRANTIES.

11.7

REPAIR AND REPLACEMENT OF DEFECTIVE WORK.

11.8

SUBCONTRACTOR WARRANTIES; SUBCONTRACTOR PROTECTIONS FOR OWNERS.

11.9

MGE CONSTRUCT ENFORCEMENT OF SUBCONTRACTOR PROTECTIONS.

11.10

LIMITATION OF LIABILITY

11.11

INDEMNIFICATION.

ARTICLE 12 -

DISPUTE RESOLUTION

12.1

IN GENERAL.

12.2

LITIGATION.

12.3

CONTINUED PERFORMANCE.

ARTICLE 13 -

DEFAULTS; REMEDIES; TERM; TERMINATION

13.1

MGE CONSTRUCT DEFAULT.

13.2

OWNER’S DEFAULT REMEDIES AGAINST MGE CONSTRUCT.

13.3

OWNER’S EVENT OF DEFAULT.

13.4

MGE CONSTRUCT REMEDIES FOR OWNERS EVENT OF DEFAULT.

13.5

FORCE MAJEURE; FAILURE OF AUTHORIZATIONS.

13.6

RIGHT TO TERMINATION.

13.7

EFFECT OF TERMINATION UNDER SECTIONS 13.4, 13.5, 14.2 & 16.21.

13.8

COMPLETION; SURVIVAL.

13.9

NON-APPROPRIATION.

ARTICLE 14 -

PSCW MODIFICATIONS

14.1

PSCW MODIFICATIONS.

14.2

CONDITIONAL RIGHT TO TERMINATE UPON MATERIAL REALLOCATION OF COSTS.

14.3

COST ALLOCATION UPON TERMINATION.

14.4

PARTIES TO DEFEND COST ALLOCATION.

ARTICLE 15 -

NONDISCRIMINATION/AFFIRMATIVE ACTION

15.1

IN GENERAL.

15.2

AFFIRMATIVE ACTION PLAN.

15.3

ESTABLISHMENT OF INITIATIVES.

15.4

COLLECTIVE BARGAINING AGREEMENTS.

15.5

POSTING OF NOTICES.

15.6

INELIGIBLE CONTRACTORS.

ARTICLE 16 -

MISCELLANEOUS

16.1

GOVERNING LAW.

16.2

INTERPRETATION.

16.3

DRAFTING AMBIGUITIES.

16.4

THIRD PARTY BENEFICIARIES.

16.5

GOOD FAITH AND FAIR DEALING.

16.6

SEVERABILITY.

16.7

SURVIVAL.

16.8

TECHNICAL OR TRADE USAGE.

16.9

AMENDMENTS AND WAIVERS.

16.10

NOTICES.

16.11

CHANGE OF ADDRESS.

16.12

SUCCESSORS; ASSIGNMENT.

16.13

COUNTERPARTS.

16.14

FURTHER ASSURANCES.

16.15

INTEREST.

16.16

RELATIONSHIP TO OTHER AGREEMENTS.

16.17

NO PARTNERSHIP; THIRD PARTY BENEFICIARIES.

16.18

FURTHER DOCUMENTS AND ACTIONS.

16.19

TIME OF THE ESSENCE; COOPERATION TO CONTROL COSTS.

16.20

STATE RIGHT TO APPROVE; FAILURE TO PROMPTLY RESPOND DEEMED APPROVAL.

16.21

CONTINGENT ON ISSUANCE OF CPCN AND OTHER AUTHORIZATIONS.

Engineering, Procurement and Construction Agreement

This Engineering, Procurement and Construction Agreement (the “Agreement”) is made and dated as of October 1, 2003, among MGE CONSTRUCT LLC, a Wisconsin limited liability company (“MGE Construct”), and the STATE OF WISCONSIN, by and through the Wisconsin Department of Administration for the benefit of the Board of Regents of the University of Wisconsin System (the “State”), and MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company (“MGE Power”).  The State and MGE Power are sometimes hereinafter referred to individually as an “Owner” and collectively as “Owners”.

Recitals

A.

The Board of Regents of the University of Wisconsin System, an independent agency of the State of Wisconsin and a body corporate created pursuant to Chapter 36, Wis. Stats., that governs a system of institutions of learning, including the University of Wisconsin-Madison (the “University”), anticipates that it will need additional steam and chilled water capacity for the heating and cooling of its Madison, Wisconsin campus by the end of 2004, including for additional facilities to be constructed.  These utility services will be critical to the operation of the University’s educational, medical and research facilities.

B.

The State of Wisconsin Department of Administration (the “Department”) is an agency of state government for the State of Wisconsin created pursuant to Chapter 16, Wis. Stats.  The Department is the arm of the State that contracts for the design and construction of all state buildings and facilities, including facilities owned and operated by the University.

C.

Madison Gas and Electric Company (“MGE”) is a regulated public utility in the State of Wisconsin, providing electric and gas services to residential, commercial and industrial customers, including the University and the State.

D.

MGE Power is a non-utility wholly-owned subsidiary of MGE Energy, Inc. (“MGE Energy”), a public utility holding company.  MGE Construct is a wholly-owned subsidiary of MGE Energy.

E.

The State and MGE Power desire to jointly develop, and upon construction jointly own a cogeneration facility that will produce electric capacity and energy, steam and chilled water located on land owned by the University immediately north of the UW-Madison Walnut Street Heating Plant in Madison, Wisconsin (the “Facility”).

F.

Owners intend to finance the Facility through their respective capital contributions.

G.

MGE Construct is further willing to act on behalf of Owners by coordinating and enforcing the Subcontractor Protections as set forth in this Agreement.

H.

The Facility can only be built following the issuance of a Certificate of Public Convenience and Necessity (“CPCN”) from the Public Service Commission of Wisconsin (“PSCW”) and following the issuance of other necessary Authorizations.

I.

Owners desire that MGE Construct perform on behalf of Owners the duties to act as general contractor for the design, construction, performance of start up and testing of the Facility, and development of  the operation manual(s) for the Facility upon the terms and conditions hereinafter set forth.

J.

Following completion of the Facility, MGE Power and the University will jointly own the Facility, and MGE will operate and maintain the Facility pursuant to the O & M Agreement.  Joint ownership issues among the State, the University and MGE Power, relating to the Facility, will be addressed in the Joint Ownership Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1

Definitions.

Capitalized terms used herein shall have the meanings set forth in Schedule I.

ARTICLE 2 - REPRESENTATIONS

2.1

Representations by MGE Construct.

MGE Construct represents that:

2.1.1

Organization and qualification.  It is a limited liability company duly organized and validly existing under the laws of the State of Wisconsin.  It has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties, and to enter into and perform its obligations under this Agreement.

2.1.2

Authorization, approvals, no defaults.  The execution, delivery and performance of this Agreement by MGE Construct (1) has been duly authorized by all requisite company action; (2) to the best of MGE Construct’s knowledge will not conflict with any provisions of applicable Law; and (3) will not conflict with, result in the breach of, constitute a default under, or accelerate performance required by, any covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected.

2.1.3

Enforceability.  This Agreement constitutes the legal, valid and binding obligation of MGE Construct in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally.

2.1.4

Legal proceedings.  There is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental authority, arbitral tribunal or any other body pending or, to the knowledge of MGE Construct threatened, against or affecting MGE Construct or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on MGE Construct’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

2.1.5

Site Inspection.  MGE Construct and MGE Construct’s agents and representatives have visited, inspected and are familiar with the Site, its physical condition, roads, access rights, utilities, topographical conditions and air quality conditions, except for unusual or unknown surface or subsurface conditions, or unusual or unknown soil conditions, and have performed all reasonable investigations necessary to determine that the Site is suitable for the construction and installation of the Facility, and are familiar with the local and other conditions which may be material to MGE Construct’s performance of its obligations under this Agreement (including, but not limited to transportation, seasons and climates, access, the handling and storage of materials and fuel and availability and quality of labor and materials).

2.1.6

Necessary Rights.  MGE Construct owns or will obtain the legal right to use all patents, rights to patents, trademarks, copyrights and licenses necessary for the performance by MGE Construct of this Agreement and the transactions contemplated hereby, without any material conflict with the rights of others.

2.1.7

Approvals.  MGE Construct has obtained and is in compliance with all Governmental Authorizations (other than Governmental Authorizations listed in Schedule XIV) that MGE Construct is required to obtain hereunder and for the valid execution, delivery and performance by MGE Construct of this Agreement, and all such legal entitlements are in full force and effect.

2.1.8

Qualification.  MGE Construct (including where applicable, through its relationships with Subcontractors and its Affiliates) possesses the know-how and wherewithal to oversee the construction of the Facility.

2.2

Representations by MGE Power.

MGE Power represents that:

2.2.1

Organization and qualification.  It is a limited liability company duly organized and validly existing under the laws of the State of Wisconsin.  It has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties, and to enter into and perform its obligations under this Agreement.

2.2.2

Authorization, approvals, no defaults.  The execution, delivery and performance of this Agreement by MGE Power (1) has been duly authorized by all requisite company action; (2) to the best of MGE Power’s knowledge will not conflict with any provisions of applicable Law; and (3) will not conflict with, result in the breach of, constitute a default under, or accelerate performance required by, any covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected.

2.2.3

Enforceability.  This Agreement constitutes the legal, valid and binding obligation of MGE Power in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally.

2.2.4

Legal proceedings.  There is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental authority, arbitral tribunal or any other body pending or, to the knowledge of MGE Power threatened, against or affecting MGE Power or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on MGE Power’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

2.3

Representations by the State.

The State represents that:

2.3.1

Organization and qualification.  It is an agency of the State of Wisconsin duly organized and validly existing under the laws of the State of Wisconsin.  It has all necessary power and authority to carry on its business as presently conducted, to own or hold its properties, and to enter into and perform its obligations under this Agreement.

2.3.2

Authorization, approvals, no defaults.  The execution, delivery and performance of this Agreement by the State (1) has been duly authorized by all requisite governmental action; (2) to the best of the State’s knowledge will not conflict with any provisions of applicable Law; and (3) will not conflict with, result in the breach of, constitute a default under, or accelerate performance required by, any covenant, agreement, understanding, decree or order to which it is a party or by which it or any of its properties or assets is bound or affected.

2.3.3

Enforceability.  This Agreement constitutes the legal, valid and binding obligation of the State in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally.

2.3.4

Legal proceedings.  There is no action, suit or proceeding, at law or in equity, or official investigation by or before any governmental authority, arbitral tribunal or any other body pending or, to the knowledge of the State threatened, against or affecting the State or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on the State’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.

ARTICLE 3 - THE WORK

3.1

Scope of Work.

MGE Construct shall provide or perform the Work or cause the Work to be provided or performed, in accordance with the terms of this Agreement.  Without limiting the foregoing, the Work shall include conducting, performing, providing or procuring when and as necessary to permit progress of the Work to proceed in accordance with the Project Schedule:

3.1.1

all design and engineering activities and services necessary to conduct the Work and complete the Facility in accordance with this Agreement and MGE Power’s obligations under the Facility Lease;

3.1.2

all design and engineering activities and services necessary to obtain the CPCN and DNR permits for the construction and operation of the Facility (but excluding any design and engineering activities and services relating to any Authorizations for the University’s lake water intake structure from Lake Mendota);

3.1.3

all construction activities and services necessary to conduct the Work and complete the Facility in accordance with this Agreement (including Site preparation, excavation and grading and proper disposal of all excavated materials if and as required in connection with performance of the Work);

3.1.4

all materials necessary to conduct the Work and complete the Facility in accordance with this Agreement (including all necessary transport thereof);

3.1.5

all work forces necessary to conduct the Work and complete the Facility in accordance with this Agreement (including all skilled and unskilled labor, supervisory, quality assurance and support service personnel);

3.1.6

all documents required to direct Owners’ personnel in the proper start-up, operation and maintenance of the Facility, including, without limitation, the Equipment Instruction Manual and all as-built drawings and as-built wiring diagrams (in CD-ROM format capable of generating reproducible hard copies, stamped by an Architect/Engineer registered in the State of Wisconsin);

3.1.7

all training of Operator adequate to allow Operator to assume responsibility for dispatch and control of the Facility;

3.1.8

all other activities, services and items, whether or not specifically described above, in Schedule IX or elsewhere in this Agreement, if such performance, provision or procurement is necessary for a complete and operable Facility; provided, that MGE Construct shall not be responsible for performing, providing or procuring those activities, services and items for which Owners bear express responsibility pursuant to Article 5;

3.1.9

all design, engineering, materials, work forces needed to perform the Acceptance Tests; and

3.1.10

all activity necessary to enable MGE Power to achieve the Commercial Operation Date under the Facility Lease.

ARTICLE 4 - MGE CONSTRUCT’S RIGHTS AND RESPONSIBILITIES

4.1

Engineering, Procurement and Construction of the Facility; Performance of the Work.

MGE Construct, on behalf of the Owners, shall act as the general contractor for the Project and shall be solely responsible for the engineering, procurement and construction of the Work, including, without limitation, the overall oversight and coordination of construction of the Facility in accordance with: (a) the Specifications; (b) the CPCN and other Authorizations for the Facility; (c) the terms of this Agreement and the Facility Lease; (d) the Traffic Control Plan, the Safety Plan and the Security Plan; and (e) all applicable Laws.  MGE Construct shall coordinate the activities of Engineer, PM/CM, the Prime Subcontractors, the Safety Director, the QA/QC Director and other persons providing labor and materials to the Project to design, engineer and procure the equipment and materials for and complete the construction of the Facility and act as the interface between the Owners and such persons all in accordance with applicable Law and Good Utility Practice.

4.2

Retention of Qualified Subcontractors and Suppliers

MGE Construct may subcontract any portion of the Work to one or more Subcontractors and Suppliers.  Approved Subcontractors and Suppliers as of the date hereof are set forth in Schedule X.  MGE Construct shall provide notice to Owners of all proposed Subcontractors and Suppliers for the Project who are not identified on Schedule X.  Owners shall have the right to present to MGE Construct, within the time period specified in Section 16.20 of this Agreement, any objections or concerns they have regarding such proposed Subcontractors and Suppliers, which objections and concerns shall be duly considered by MGE Construct; provided, however, that the final decision and responsibility as to whether to contract with any particular Subcontractor or Supply shall reside with MGE Construct.

4.2.1

Acquisition of Contracts Negotiated by MGE.  MGE Construct shall take assignment of and assume the obligation to perform all agreements relating to the construction of the Facility that have been negotiated and entered into by MGE prior to the date of this Agreement.

4.2.2

Project Engineer.  MGE Construct shall retain or assume the contract by which MGE has previously retained Washington Group International, Inc. (“Engineer”) as the engineer for the Project (“Engineer’s Contract”).  Engineer’s Contract shall include, among other terms and conditions: (a) the requirement that Engineer dedicate a competent team of professionals to perform the services required under Engineer’s Contract and keep that team available to the Project for the duration of Engineer’s Contract (which shall not end prior to the Commercial Operation Date); and (b) commercially reasonable levels of professional liability insurance protecting against errors and omissions of Engineer and Engineer’s employees and agents.  Engineer shall have the primary design responsibilities with respect to the Project.  Engineer’s role and responsibilities shall be more particularly set forth in Engineer’s Contract.

4.2.3

Project Manager/Construction Manager.  MGE Construct shall retain or assume the contract (the “PM/CM’s Contract”) by which MGE has previously retained Industrial Energy Applications, Inc. (an Alliant Energy Company) as the project manager/construction manager for the Project (“PM/CM”).  At a minimum, the PM/CM’s Contract shall obligate the PM/CM to (a) create and update the Project Schedule, subject to Owner’s approval; (b) monitor and oversee the performance of all Subcontractors and suppliers to keep the Project moving towards completion in accordance with the Project Schedule; (c) review and recommend whether to pay of all invoices submitted by Project suppliers and Subcontractors and review the work related thereto, to confirm that the work for which payment is requested has been performed; (d) inspect the Work as completed to confirm that it was constructed in accordance with the Specifications and performed to the required standard of care; (e) comply with the Safety Plan; and (f) inform MGE Construct and the Owners regarding the progress and quality of the Work, as necessary to enable them to perform their respective functions under this Agreement.  PM/CM shall further have the role and responsibilities with respect to the Project, as are more particularly set forth in the PM/CM’s Contract.  The PM/CM’s Contract shall make a portion of PM/CM’s compensation subject to achieving certain Project goals, including timely completion of the Work and completion of the Work within the Project budget.  The PM/CM’s Contract shall further obligate the PM/CM to carry commercially reasonable amounts of professional liability insurance.

4.2.4

Major Equipment Suppliers.  MGE Construct, with the assistance of PM/CM, has selected the following persons to supply the major equipment systems for the Project: (a) General Electric Packaged Power Systems, Inc. – LM6000 Gas Turbine Generator Sets; (b) General Electric Company – Steam Turbine Generator Set; (c) Deltak, L.L.C. – Heat Recovery Steam Generators; (d) York International, Inc. – Chillers; (e) Marley Cooling Technologies, Inc. – Cooling Towers; and (f) KSB, Inc. – Large Pump Manufacturer (collectively, the “Major Equipment Suppliers”).  MGE Construct and PM/CM, after consultation with the State, have selected the Major Equipment Suppliers through a process that evaluated, among other things, the cost, performance specifications, environmental impact, performance history with the State and the University, and demonstrated performance of their installed equipment.  MGE Construct has or will negotiate commercially reasonable forms of contracts with the Major Equipment Suppliers (or will assume such contracts previously entered into with MGE) which shall include commercially reasonable terms and conditions, including warranties, performance guarantees and liquidated damages.  To the extent applicable, the Major Equipment Supplier contracts that are executed after the date of this Agreement shall be consistent with the requirements of Article 15.

4.2.5

Prime Subcontractors.  MGE Construct shall retain the following persons as the major construction subcontractors (“Prime Subcontractors”) for the Project: (a) J.F. Ahern Company – Plant Process Piping; (b) AZCO, Inc. – Major Equipment Setting; (c) J.P. Cullen & Sons, Inc. – Plant Substructure & Superstructure; (d) Hooper Corporation – Substation Electrical; (e) Marley Cooling Technologies, Inc. – Cooling Tower Erection; and (f) Westphal & Company, Inc. – Plant Electrical, including Control Wiring, Signal, Data and Communications Wiring.    MGE Construct, with the assistance of PM/CM, has selected the Prime Subcontractors by an evaluation process that evaluated potential candidates based upon relevant criteria, including experience, reputation, and demonstrated success in relevant construction projects.  The contracts between MGE Construct and the Prime Subcontractors (the “Prime Subcontractor Contracts”) shall provide for payment to the Prime Subcontractors on a cost-plus incentive basis, with the Prime Subcontractors given incentives for completing the Project on time, within budget, and with good safety records.  Each Prime Subcontractor Contract shall also give MGE Construct the right to inspect and review that Prime Subcontractor’s audited financial statements, payroll records and other relevant information related to its invoices to MGE Construct.  To the extent applicable, the Prime Subcontractor Contracts shall be consistent with the requirements of Article 15.

4.2.6

Quality Control/Quality Assurance.  MGE Construct shall retain a qualified person or firm to be responsible for quality control and quality assurance of the completed Work (the “QA/QC Director”), subject to the approval of Owners, not to be unreasonably withheld.  The QA/QC Director shall be responsible, among other things, for developing procedures for testing materials, the oversight of materials testing, inspecting field assembled equipment (such as quality control of welding procedures and welding testing), verifying QA/QC of materials used in the manufacture of major equipment and verifying that all equipment and materials delivered to the Site meet the specifications of Engineer.   The QA/QC Director shall report to PM/CM, MGE Construct and the Owners on a bi-weekly basis, or more frequently as needed.  The role and specific responsibilities of QA/QC Director with respect to the Project shall be more particularly set forth in the agreement between MGE Construct and QA/QC Director (the “QA/QC Contract”).  To the extent applicable, the QA/QC Contract shall be consistent with the requirements of  Article 15 of this Agreement.

4.2.7

Safety Director.  MGE Construct shall retain a qualified person or firm to serve as the safety director for the Project (the “Safety Director”), subject to the approval of Owners, not to be unreasonably withheld.  If required by either Owners’ or MGE Construct’s insurance provider, such Safety Director shall have the qualifications and authority necessary to support the issuance of the required insurance for the Project.  The Safety Director shall be responsible to observe and enforce safe practices at the Site and related support facilities and shall report to PM/CM, MGE Construct and the Owners on a bi-weekly basis.  The role and responsibilities of the Safety Director shall be more particularly set forth in the agreement between MGE Construct and the Safety Director (the “Safety Contract”).  To the extent applicable, the Safety Contract shall be consistent with the requirements of Article 15 of this Agreement.

4.3

Sales & Use Tax.

MGE Construct shall pay, and invoice to Owners, as part of the Cost of the Work, all sales, consumer, use, gross receipts, and other similar taxes, special assessments and other fees in accordance with applicable Law.

4.4

Investigation of the Site.

4.4.1

MGE Construct acknowledges that it has reviewed the Ground Lease and has made reasonable efforts to investigate the physical conditions affecting the Site consistent with the access that the University has granted to MGE Construct and its agents.  MGE Construct has not been granted access to and has made no investigation or inspection of any of the off-Site staging areas, including the Lay Down Areas, the Soil Disposal Area, or the Easement Areas, beyond drawings and other information previously provided by the University on which MGE Construct has relied.

4.4.2

MGE Construct shall ascertain the nature of the Site consistent with the access that the University has granted to MGE Construct and its agents and the general and local conditions that may affect the Site and the cost of making the Site fit for the construction of the Facility, provided however, that MGE Construct makes no representation or warranty as to (a) any environmental matters that may exist, including without limitation, any surface or subsurface contamination at the Site, except such surface or subsurface contamination found in soil boring testing and subsurface water testing previously conducted by or on behalf of MGE Construct; (b) the use or contents of any of the buildings that MGE Construct has been asked to demolish or remove from the Site, except such use or contents revealed by soil boring testing and subsurface water testing previously conducted by or on behalf of MGE Construct;  (c) any subsurface conditions of the Site; (d) any matters not disclosed in University-provided drawings or other information provided to MGE Construct by the University on which MGE Construct has reasonably relied; or (e) any conditions at any off-Site areas or facilities previously provided by the University with respect to the Facility.

4.4.3

Except for environmental conditions and subsurface or other conditions that could not have reasonably been discovered by a reasonable inspection of the Site within the scope of access afforded MGE Construct by the University, MGE Construct is responsible for accommodating all Site conditions in the Specifications for and construction of the Facility, regardless of when the Site condition is discovered, but shall not be responsible for (a) subsurface or other conditions that could not be discovered by a reasonable inspection of the Site, consistent with the limitations on access provided by the University; (b) any conditions of the off-Site Lay Down Areas, the Soil Disposal Area, the Easement Areas or other staging areas for the Work provided by the University, except to the extent that such conditions were disclosed by the drawings and other information provided by the University to MGE Construct.

Notwithstanding a failure by MGE Construct to perform its Site investigation due diligence consistent with the access the University has granted under this Section 4.4, MGE Construct (except as expressly provided otherwise in Section 7.2.4 of this Agreement) shall be responsible for successfully constructing the Facility without adjustment of the Guaranteed Maximum Price.  The Parties agree that any information provided by the University to any MGE affiliate in connection with the Site and other staging areas shall be deemed to have been provided to MGE Construct.

4.5

Hazardous Substances; Erosion.

4.5.1

MGE Construct shall be responsible for seeing that all Hazardous Substances transported to or from, moved, or used or stored upon, the Site in connection with MGE Construct’s performance of its obligations under this Agreement are transported, moved, used or stored in accordance with applicable Law.  MGE Construct shall further see that all Hazardous Substances are disposed of in accordance with applicable Law.  Any costs of clean up, transportation, treatment, storage or disposal of Hazardous Substances, other than those Hazardous Substances identified in the soil boring testing and subsurface water testing previously conducted by or on behalf of MGE Construct or any of its Affiliates, that were on or under the Site prior to the commencement of the Work shall be the sole responsibility and expense of the State.

4.5.2

MGE Construct shall be responsible for seeing that all waste generated in the performance of its obligations under this Agreement and all waste transported to or from, moved or used or stored upon the Site by MGE Construct or any other person for whom MGE Construct is responsible, within the scope of MGE Construct’s performance of this Agreement, is handled in accordance with applicable Law.  MGE Construct shall cause the affected Subcontractors to manage and dispose of the waste in compliance with applicable Law and Good Utility Practice.

4.5.3

MGE Construct shall be responsible to see that all sedimentation, erosion control, and siltation within or adjacent to the Site caused by Subcontractors is conducted in accordance with applicable Law.  In the event MGE Construct fails to prevent such sedimentation, erosion or siltation from occurring in violation of applicable Law, Owners shall have the right, after notifying MGE Construct and providing it an opportunity to cure of not less than three (3) Business Days, to correct such pollution or siltation.  All expenses incurred by the Owners in the course of such correction shall be credited against payments owed to MGE Construct.

4.6

Compliance with Laws.

In carrying out its duties hereunder, MGE Construct shall comply with all applicable Laws, including without limitation, all Laws relating to health, safety or the protection of the environment.  Owners shall have no responsibility for any costs of environmental compliance or remediation to the extent caused by the negligent acts and omissions or intentional or willful misconduct of MGE Construct or any of MGE Construct’s employees or agents, including, without limitation, all Subcontractors and Suppliers.

4.7

Traffic Control Plan.

MGE Construct shall work together with the University to develop a comprehensive traffic control plan for the Project (“Traffic Control Plan”), to assure all persons supplying the Work prompt and safe access for deliveries to the Site, while minimizing disruption to the University and its scheduled events.  Without limitation, the Traffic Control Plan shall provide: (a) for off-site parking for construction personnel and busing of such personnel to the Site; (b) a general prohibition on deliveries of Major Equipment to the Site during the hours of 7-9 a.m.; (c) that MGE Construct shall use its reasonable efforts to arrange for deliveries of Major Equipment on weekends and holidays; and (d) that it shall be consistent with any traffic control requirements set forth in the CPCN.  The State shall use good faith efforts to assist MGE Construct and the University in the development of this plan and to ensure that MGE Construct is not denied access to roads and other transportation facilities necessary for timely and cost-effective completion of the Project.  When available, the draft traffic control plan shall be presented to the Owners and the University for review and approval.  MGE Construct acknowledges that it has studied the Site, railroads, surrounding streets and highways and MGE can transport all equipment to the Site and all costs associated with the transportation and unloading of the equipment are included in the Guaranteed Maximum Price, provided that access to the Site is available to MGE Construct and the Subcontractors at all reasonable times and in accordance with the Traffic Control Plan.  MGE Construct shall provide to the State and the University its proposed Traffic Control Plan no later than thirty (30) days following the date of this Agreement.  The Parties shall use their good faith efforts to finalize the Traffic Control Plan no later than sixty (60) days following the date of this Agreement.

4.8

Safety Plan.

MGE Construct, in conjunction with PM/CM, Safety Director and the Prime Subcontractors for the Project shall develop a comprehensive safety plan to establish and maintain appropriate safety rules and procedures in connection with the performance of this Agreement (the “Safety Plan”).  Such Safety Plan shall require, among other things that MGE Construct and the State satisfy (and the University satisfy) any safety requirements of the insurers for the Project.  MGE Construct shall provide to the State and the University its proposed Safety Plan no later than forty-five (45) days prior to the start of construction, but no later than October 20, 2003.  The Parties shall use their good faith efforts to finalize the Safety Plan no later than fifteen (15) days prior to the start of construction.

4.9

Security Plan.

MGE Construct shall establish appropriate security measures to maintain the security of the Site and protect the Work in progress (the “Security Plan”).  The Security Plan shall comply with all requirements of the insurers for the Project, shall address the reasonable concerns of the University and shall, at a minimum require that MGE Construct shall cause to be erected temporary chain link fencing, and temporary security lighting to secure the Site and Lay Down Areas.  MGE Construct shall provide to the State and the University its proposed Security Plan no later than thirty (30) days following the date of this Agreement.  The Parties shall use their good faith efforts to finalize the Security Plan no later than sixty (60) days following the date of this Agreement.

4.10

Construction and Storage Confined to Permitted Areas.

MGE Construct and the Subcontractors and suppliers shall confine construction activities and storage to the Site, to the Lay Down Areas provided by the University as more particularly depicted on the diagram attached hereto as Schedule VII (the “Lay Down Areas”), to the area designated by the University for soil disposal in the Ground Lease (the “Soil Disposal Area”), to temporary and permanent easements (at reasonable locations acceptable to the University) that are reasonably necessary for the construction, operation, maintenance and repair of the Project and support facilities for the Project, that have been provided or are in the future provided by the University (the “Easement Areas”) and to other areas that may hereafter be provided by the University or other persons for such purposes.

4.11

Construction Office; Records.

MGE Construct shall maintain a temporary construction office at the Site during the course of construction of the Facility.  MGE Construct shall maintain at such office a copy of the Specifications, together with construction-related drawings that are developed during the course of the Project.  MGE agrees to provide space for the Safety Director in the temporary construction office.  MGE Construct agrees to remove the temporary construction office from the Site within six months after the Commercial Operation Date.

MGE Construct shall further maintain an office off the Site, which during the Term of this Agreement and the twenty-four (24) months following the Commercial Operation Date shall serve as a repository for all documents relating to the Project.  MGE Construct shall provide the Parties full access to such records during regular business hours in accordance with the procedures set forth in Section 5.4.4.

4.12

No Liens.

MGE Construct shall be responsible to see that all equipment and materials incorporated into the Work that are purchased by MGE Construct or by any Subcontractor to the Project shall not be subject to any chattel mortgage, conditional sales contract, or security agreement under which an interest or lien is retained; provided, however, that such equipment and materials may be subject to the security interest of the vendor, to secure the payment of the purchase price of the affected equipment and materials, so long as such security interest is terminable upon payment in full and MGE Construct causes good title to such equipment and materials, free and clear of such security interest to be conveyed to Owners on or before the date of Final Payment.  MGE Construct shall, as a condition precedent to payment, provide lien waivers to the State before final payment is required to be made by the State.

4.13

Compliance with CPCN Requirements.

MGE Construct will familiarize itself with and comply with any applicable requirements of the CPCN for the Facility, including without limitation, requirements pertaining to environmental protection, noise abatement, erosion, traffic control, and parking.

4.14

Patents.

MGE Construct shall, at its sole expense, pay or use reasonable efforts to ensure that its Subcontractors and Suppliers pay all royalties, license fees or other costs incident to their use in the performance of the Work of any invention, design, process, product, or device that is the subject of patent rights or copyrights held by others.

4.15

Inspections; Defective Work.

MGE Construct shall communicate regularly with PM/CM regarding PM/CM’s inspection of completed portions of the Work for conformity with the Specifications and for freedom from defects.  MGE Construct shall accompany PM/CM on such inspections as necessary under the circumstances.  In the event that PM/CM notifies MGE Construct of defective work that: (a) has the potential to have a material impact on the Cost of the Work or the Project Schedule; or (b) indicates a systemic problem (i.e., a persistent, widespread and/or material problem for the Project) with any piece of equipment, any portion of the Work, or the performance of any Major Equipment Supplier or Subcontractor, MGE Construct shall within three (3) Business Days notify and provide relevant information to the Owners.  Such information shall include the nature and extent of the problem, the cost and delay associated with the defective Work (if known), and the steps that MGE Construct and PM/CM are taking to remedy the defective performance, including any remedies that they are pursuing under the applicable contract.

4.16

MGE Construct Responsibility to the State.

The Parties recognize that because MGE Construct, MGE Power and MGE are affiliates and MGE employees are serving as the agents of MGE Construct, there is a  potential for a conflict of interest.  MGE Construct therefore covenants that in carrying out its duties on behalf of Owners under this Agreement, MGE Construct will at all times proceed in accordance with Good Utility Practice, will place the respective interests of MGE Power and the State in the Facility on equal footing and will not knowingly favor the interests of either of these Parties to the detriment of the other.

4.17

Facility Start Up and Acceptance Testing.

MGE Construct shall be responsible for coordinating all tasks and responsibilities associated with Acceptance Testing and Facility Start Up.

4.17.1

Testing Methodology.  The testing methodology for Acceptance Testing is set forth in Article 11 and in Schedule III.

4.17.2

Acceptance Standards; Consequences of Under-Performance.  The Acceptance Tests for the Work and the consequences for the Work falling short of the Acceptance Test Capacity Guarantee standards are set forth in Article 11 and Schedule III.

4.18

Other Authorizations.

Except for the CPCN, the DNR Authorizations, and the State Authorizations, MGE Construct shall be required to obtain all other Authorizations (e.g., street opening permits, plumbing permits, etc.) required for the performance of the Work.

4.19

Public Records.

MGE Construct shall make available to the State for inspection and copying, any record produced or collected under this Agreement in accordance with Wis. Stat. § 19.36(3), subject to the right of any Party to this Agreement to assert any limitations upon access and disclosure available under Wis. Stat. § 19.36.  The State agrees that if it shall receive a request by any person not a party to this Agreement to disclose any record produced or collected under this Agreement, it shall afford MGE Construct (and any Subcontractors who were the source of the requested record) written notice, including a copy, of such request and a reasonable period of time, but in no event less than ten (10) Business Days after receipt of such notice to respond to such request and, if applicable, raise any objections to disclosure of all or a portion of the requested records that may be available to MGE Construct and/or the affected Subcontractors under Wis. Stat. § 19.36, and the Wisconsin cases interpreting such statute.

4.20

Insurance.

MGE Construct shall obtain and maintain insurance as set forth in Schedule II.

4.21

MGE Energy Guarantee.

On the Effective Date, MGE Construct shall obtain and deliver a guarantee from MGE Energy, Inc. (“Parent Guarantee”) of performance for the obligations of MGE Construct, in the form of Schedule XIII.  The obligations of Owners pursuant to Article 5 hereunder are expressly conditioned upon the receipt of such Parent Guarantee.

ARTICLE 5 - OWNERS’ RIGHTS AND RESPONSIBILITIES

5.1

Transfer of Control Responsibility to Owners.

5.1.1

On the Steam Commercial Operation Date, Owners, through Operator and in accordance with the terms of the O & M Agreement and the Facility Lease, shall assume sole responsibility for the dispatch and control of the Facility, except as to the Chilled Water Assets, and except that MGE Construct shall have the right and obligation to (a) provide technical, operational and general supervisory guidance, (b) complete any remaining chilled water Acceptance Tests; (c) complete any remaining Punch List items on a schedule that is mutually agreeable to the Parties; and (d) otherwise perform its remaining obligations under this Agreement.

5.1.2

On the Chilled Water Commercial Operation Date, Owners, through Operator and in accordance with the terms of the O & M Agreement and the Facility Lease, shall assume sole responsibility for the operation, dispatch and control of the Chilled Water Assets, except that MGE Construct shall have the right and obligation to (a) provide technical, operational and general supervisory guidance, (b) complete any remaining Steam Acceptance Tests; (c) complete any remaining Punch List items on a schedule that is mutually agreeable to the Parties; and (d) otherwise perform its remaining obligations under this Agreement.

5.2

Owners’ Responsibilities During the Project.

Owners shall:

5.2.1

Make payment of the Cost of the Work in accordance with Article 9.

5.2.2

Require employees and agents to abide by all rules applicable to the Site and the Facility, including but not limited to rules pertaining to safety, security procedures or requirements, and designated entrances.

5.2.3

Reasonably cooperate with MGE Construct and provide any other assistance reasonably necessary to enable MGE Construct to perform the Work as required hereunder.

5.2.4

Provide adequate temporary construction easements and permanent easements for the Facility and any necessary support facilities for the Facility.

5.2.5

Provide reasonable assistance to MGE in obtaining any necessary approvals for provision of the water supply of the Facility.

5.2.6

At all times promptly respond, including making appropriate representatives available with decision-making authority, to any reasonable requests by any of the Parties to this Agreement for meetings, for review and comments regarding relevant documents provided to them for review and comment.

5.2.7

At all times, use commercially reasonable efforts to proceed in a manner that supports the Project Schedule.

5.2.8

Promptly take all actions reasonably requested by MGE Construct to assist MGE Construct and MGE in obtaining any Authorizations for the Facility.

5.2.9

Reasonably and promptly cooperate with MGE in its efforts to obtain a suitable water supply for the Project.  Such duty to cooperate includes the duty to cooperate reasonably in good faith to secure any necessary Authorizations from the DNR including, but not limited to, timely submittal and support for the permitting activities necessary to obtain lake water from the University’s existing Lake Mendota water intake structure.

5.2.10

Not unreasonably withhold their support from other actions reasonably requested by MGE Construct to promote the timely completion of the Facility or to promote the completion of the Facility within the Project budget.

5.3

Denial of Authorizations.

Subject to the specific rights and obligations of the Parties set forth in Section 7.2.4 and Article 14, if MGE Construct or an Owner is denied a required Authorization, or any such Authorization is obtained but contains restrictions, qualifications or conditions that would have a material adverse impact on the benefits or obligations of the Parties under this Agreement, the Parties agree to use commercially reasonable efforts, within thirty (30) days of the denial of the required Authorization or issuance of the unduly restrictive Authorization, to reform this Agreement, or to take other mutually agreeable actions (including, for example and without limitation, one Party indemnifying or making whole the other Party), that provide each Party with economic or other benefits that are substantially equivalent to those set forth in this Agreement.  If the Parties are unable to so reform this Agreement or agree upon other mutually acceptable arrangements, Section 13.5 (Force Majeure; Failure of Authorizations) shall apply.

5.4

State’s Rights and Responsibilities.

In addition to its responsibilities as one of the Owners under this Agreement, the State shall have the following responsibilities with respect to the Project:

5.4.1

Financing.  The State will take all actions necessary to obtain the financing the State needs to enable it to satisfy its payment obligations under this Agreement.

5.4.2

State Authorizations.  The State shall apply for and obtain all necessary Authorizations from the Board of Regents, State of Wisconsin Building Commission, or other Governmental Authority that are necessary for the State to carry out is obligations under this Agreement (the “State Authorizations”).

5.4.3

Inspection of MGE Construct’s Records.  At any time from the execution of this Agreement to seven (7) years after the Final Completion Date, MGE Construct (or an Affiliate of MGE Construct duly designated as the custodian of MGE Construct’s books and records) shall, upon reasonable prior notice from the State with respect to the subject matter and schedule, provide a designated representative of the State or the University, as applicable during normal business hours with such reasonable access to MGE Construct’s books and records as is reasonably necessary to enable the person providing notice to review MGE Construct’s costs incorporated into the Cost of the Work and MGE Construct’s calculation thereof.  Such review shall be at the cost and expense of the person(s) conducting the review.  In conducting such review, the person(s) reviewing such books and records shall follow reasonable security procedures designed to protect against the release of trade secrets and other confidential information.

5.4.4

The State’s Right to Inspect Work.  The State and its agents and employees shall, upon reasonable prior notice to MGE Construct and subject to adherence to the safety procedures and other procedures and requirements applicable to the Site (including without limitation, and such procedures and requirements established in connection with any insurance coverage obtained in connection with the Project), have access to inspect all Work; provided, however, that any inspection of the Work shall be conducted at a reasonable time and in a manner that does not delay or increase the Cost of the Work by disrupting the Work.  MGE Construct shall have the right to condition such inspection upon the persons conducting the inspection observing procedures to preserve the safety and security of the Site and to comply with any applicable requirements of Project insurers.  Notwithstanding any review or inspection by the State of the Work, MGE Construct shall not be relieved of its responsibility for the design, construction and performance of the Project as expressly set forth in this Agreement solely by virtue of the State’s inspection or review.

5.5

MGE Power’s Rights and Responsibilities.

5.5.1

Financing.  MGE Power will take all actions necessary to obtain the financing MGE Power needs to enable it to satisfy its payment obligations under this Agreement.

5.5.2

CPCN and DNR Authorizations.  MGE Power or an Affiliate of MGE Power, on behalf of Owners (and co-applying with the University or such other MGE Power Affiliates as may be necessary) shall apply for and obtain the CPCN and all necessary Authorizations for the construction and operation of the Facility that are identified by the Wisconsin Department of Natural Resources (the “DNR”) as being required for the Facility, based upon the submitted Engineering Plan for the Facility (the “DNR Authorizations”).

5.5.3

MGE Power Responsibility to the State.  The Parties recognize that because MGE Construct, MGE Power and MGE are Affiliates and MGE employees are serving as the agents of MGE Construct, there is a  potential for a conflict of interest.  MGE Power therefore covenants that in carrying out its duties under this Agreement, MGE Power will at all times place the respective interests of MGE Construct and the State as regards the Facility on equal footing and will not knowingly favor the interests of either of these Parties to the detriment of the other.

ARTICLE 6 - OWNERSHIP OF ASSETS

6.1

Ownership of the Facility; Risk of Loss.

6.1.1

Ownership of the Facility, and of each item of material, equipment, machinery, supplies and other items incorporated therein, shall pass from MGE Construct to Owners in accordance with the percentage ownership interest obtained with each payment pursuant to Article 9, except as provided below.

6.1.2

On the Steam Commercial Operation Date the full ownership interest in the Facility, including all associated Subcontractor and Supplier warranties, other than the Chilled Water Assets and the Site, will, subject to Owners’ satisfaction of their obligations under Article 9 hereof, pass from MGE Construct to Owners in the respective proportions as set forth in the Joint Ownership Agreement.  Prior to the Steam Commercial Operation Date care, custody and control of the Facility, other than the Chilled Water Assets, shall rest with MGE Construct, and MGE Construct shall bear the risk of loss.  MGE Construct shall have the authority to settle any loss covered by any policy of insurance, and Owners shall apply any proceeds received by them to rebuild the Facility in accordance with Section 7.6 of the Joint Ownership Agreement.  As of the Steam Commercial Operation Date, care, custody and control of the Facility, other than the Chilled Water Assets, shall pass to Owners (subject to MGE Construct’s remaining rights and obligations under Section 5.1) and Owners shall bear the risk of loss.

6.1.3

On the Chilled Water Commercial Operation Date the full ownership interest in the Chilled Water Assets, including all associated Subcontractor and Supplier warranties (but not to the Site), will, subject to Owners’ satisfaction of their obligations under Article 9 hereof, pass from MGE Construct to Owners in the respective proportions as set forth in the Joint Ownership Agreement.  Prior to the Chilled Water Commercial Operation Date care, custody and control of the Chilled Water Assets shall rest with MGE Construct and MGE Construct shall bear the risk of loss.  MGE Construct shall have the authority to settle any loss covered by any policy of insurance, and Owners shall apply any proceeds received by them to rebuild the Facility in accordance with Section 7.6 of the Joint Ownership Agreement.  As of the Chilled Water Commercial Operation Date, care, custody and control of the Chilled Water Assets shall pass to Owners (subject to MGE Construct’s remaining rights and obligations under Section 5.1) and Owners shall bear the risk of loss.

6.1.4

In the event the State or the University requests MGE Construct to operate the Facility to produce chilled water for the University prior to the Chilled Water Commercial Operation Date or to operate the Facility other than the Chilled Water Assets to produce steam for the University prior to the Steam Commercial Operation Date, the State agrees that any such request shall be deemed to also constitute the State’s acceptance of any resulting impact of such operation on the applicable Supplier warranties.

6.2

University Ownership.

The Parties agree and understand that the State will not acquire any ownership interests, or risk of loss, in the Facility, or in any equipment or other asset comprising a portion of the Facility.  Rather, when ownership of the Facility is described, in this Article 6 or elsewhere in this Agreement, as passing to the Owners, the Parties agree and understand that the State’s portion of ownership, and risk of loss, in the Facility will pass directly to the University.  On the Commercial Operation Date, MGE Power and the University will jointly own the Facility as described in the Joint Ownership Agreement.

ARTICLE 7 - COST OF THE WORK; PROJECT FINANCING

7.1

Cost of the Work.

Owners shall pay MGE Construct for completion of the Work a sum equal to the sum of all costs necessarily incurred and paid by MGE Construct, including without limitation, the cost of the Pre-Agreement Work, in the proper performance of the Work (the “Cost of the Work”).  As between the State and MGE Power, their respective responsibility for the Cost of the Work shall be their respective “Allocated Shares”, as adjusted pursuant to (a) Section 7.2 of this Agreement relating to the Guaranteed Maximum Price; (b) the right of the PSCW to reallocate the Costs of the Work, as set forth in Article 14; and (c) the impact of Change Orders made by the Parties as set forth in Article 8.  MGE Construct and MGE Power agree that the State’s actual Allocated Share is subject to: (a) the limitations upon such obligation contained in Section 7.2 relating to the Guaranteed Maximum Price; and (b) the exclusions to the Guaranteed Maximum Price set forth in Section 7.2.  The State’s Allocated Share of the Cost of the Work shall not include either of the following: (i) increases to the Cost of the Work due to Change Orders that are requested by and benefit only MGE Power; and (ii) except to the extent expressly provided otherwise in Section 8.9, increases to the Cost of the Work resulting from Change Orders necessary to remedy errors and omissions by MGE Construct or its Subcontractors.

7.2

Guaranteed Maximum Price.

Subject to the terms of this Article 7, and Articles 8 and 14, the maximum amount that the State shall be obligated to pay toward the Cost of the Work shall be an amount (the “Guaranteed Maximum Price”) calculated as follows:

7.2.1

State’s Allocated Share of the Cost of the Work Prior to State’s Payment of $80,000,000.  The State will pay its entire Allocated Share of the Cost of the Work until the State has paid a total of Eighty Million Dollars ($80,000,000); provided, however that if, upon Final Completion the total amount paid by the State is less than $80,000,000, then the cost savings provisions of Section 7.3 shall apply.

7.2.2

State’s Allocated Share of the Cost of the Work from $80,000,000 to $90,000,000.  Except for matters that are excluded from the Guaranteed Maximum Price pursuant to Section 7.2.4 of this Agreement, if the State’s Allocated Share of the total Cost of the Work exceeds Eighty Million Dollars ($80,000,000), then upon reaching such total, the State shall only be obligated to pay fifty percent (50%) of the State’s Allocated Share of each incremental dollar of the Cost of the Work in excess of $80,000,000 until the State has paid a total of Ninety Million Dollars ($90,000,000).

7.2.3

State’s Share of the Cost of the Work After State has Paid $90,000,000.  Except for matters that are excluded from the Guaranteed Maximum Price pursuant to Section 7.2.4 of this Agreement, the State shall have no obligation to pay any amount of the State’s Allocated Share of the Cost of the Work in excess of $90,000,000.

7.2.4

Exclusions from the Guaranteed Maximum Price.  The following items (the “Excluded GMP Costs”) are not covered by the Guaranteed Maximum Price and  such costs (or the State’s Allocated Share of such costs as applicable) shall be payable entirely by the State in excess of the Guaranteed Maximum Price, except as expressly provided otherwise below:  (a) interest and other finance costs payable by the State as set forth more particularly in Section 7.2.4.1 below; (b) any incremental Cost of the Work resulting from Uninsured Force Majeure, which shall be shared by the Parties in proportion to their Allocated Shares; (c) any increase or decrease in the Cost of the Work or the State’s Allocated Share of the Cost of the Work resulting from the PSCW’s imposition of additional requirements or reallocation of the Cost of the Work, which shall be handled in accordance with Section 14.l, but subject to the Parties’ rights upon such PSCW reallocation, as set forth in Article 14; (d) any increase or decrease in the Cost of the Work resulting from any Change Order made pursuant to Section 8.4, 8.6, 8.7 and 8.8, which shall be allocated as set forth in such Sections; (e) any increase in the Cost of the Work resulting from the State’s or the University’s failure to reasonably cooperate with the other Parties to this Agreement, including without limitation the State’s failure to carry out its duties under Sections 5.2, 5.4, 16.19 and 16.20 of this Agreement or to comply with any other provision of this Agreement, or the State or the University’s failure to carry out their obligations under the Joint Ownership Agreement; provided, however, that in no event shall the State be required to pay any increased Cost of the Work resulting from MGE Construct or MGE Power’s failure to reasonably cooperate with the other Parties to this Agreement or to comply with Section 5.2 or any other provision of this Agreement, or MGE Power’s failure to carry out its obligations under the Joint Ownership Agreement; (f) the cost of any sales or property tax applicable to the Work, which shall be shared by the Parties in proportion to their Allocated Shares; (g) any costs in excess of Two Hundred Thousand ($200,000) relating to the replacement and/or rebuilding of the two buildings upon the Site to be relocated as more particularly described in Section 7.2.4.2 below; (h) any cost of working capital for Facility operation, which shall be shared by the Parties in proportion to their Allocated Shares; (i) the cost of the initial inventory of spare parts and consumables for the Facility, which shall be shared by the Parties in proportion to their Allocated Shares; (j) any increase in the Cost of the Work resulting from infrastructure limitations of the steam and chilled water delivery systems owned by the University; (k) any incremental Cost of the Work for an alternate water supply as set forth in Section 7.5, which shall be shared by the Parties in proportion to their Allocated Shares; and (l) any increase in the Cost of the Work resulting from (1) subsurface or other conditions that could not be discovered by a reasonable inspection of the Site, consistent with the limitations on access provided by the University; and (2) incomplete or inaccurate information provided to MGE Construct by the State or the University relating to  conditions at the Lay Down Areas, the Soil Disposal Area or the Easement Areas.  Any changes to the scope of the Work or the Cost of the Work for the Excluded GMP Items shall be addressed through a Change Order, approved by the Owners with the respective responsibility of each Owner for costs relating thereto addressed as set forth above.

7.2.4.1

Interest Costs.  The following interest and other finance costs payable by the State are excluded from the Guaranteed Maximum Price:

(1)

Interest and other finance costs at the Late Payment Rate to reimburse MGE Power for interest and other finance costs that it incurs to provide financing to MGE Construct to enable it to pay the State’s Allocated Share of the Cost of the Work on or before the scheduled Payment Milestone dates; provided, however, that

a)

The State shall not be required to pay any interest on financing costs incurred by MGE Power or MGE Construct prior to the date which is two weeks after the effective date of the State’s 2003-05 capital budget, and

b)

The State shall not be required to pay any interest incurred by MGE Power due to MGE Construct’s failure to achieve any Payment Milestone before the scheduled Payment Milestone date (See Section 9.1 below).  In addition, MGE Construct shall not charge the State any interest on the amount payable to MGE Construct for the Guarantee Assurance Payment; and

(2)

Interest and other finance costs payable by the State to finance its obligations under this Agreement.

7.2.4.2

Demolition and Rebuilding of On-Site Buildings.  The Site currently contains three Structures (the Physical Plant Storage Building, the Beet and Carrot Building and the Horticulture Poly Greenhouse) that MGE Construct shall demolish and remove from the Site.  Two of these buildings (the Beet and Carrot Building and the Horticulture Poly Greenhouse) will be rebuilt by MGE Construct upon University property at locations designated by the University.  The Parties have agreed that all the costs of demolishing, removing and replacing the buildings up to Two Hundred Thousand Dollars ($200,000) shall be included in the Guaranteed Maximum Price.  Any costs in excess of $200,000 incurred in connection with such demolition, removal and replacement, including without limitation, any costs resulting from any cleanup of contamination, handling or disposal of Hazardous Substances that must be handled or disposed of due to their demolition, removal or replacement shall be excluded from the Guaranteed Maximum Price and are payable entirely by the State.

7.2.5

Payment of Shortfall.  Any shortfall in the State’s payment of the Cost of Work due to such Allocated Share exceeding the State’s obligation under the Guaranteed Maximum Price shall be paid by MGE Power or an affiliated entity.

7.2.6

GMP Template.  Attached to this Agreement as Schedule VIII is a template to be used in calculating the Guaranteed Maximum Price, based upon the actual Cost of the Work.  The Schedule includes illustrations to further explain the methodology.

7.2.7

Guarantee Assurance Payment.  MGE Construct may include, as part of the State’s Allocated Share of the Cost of the Work an amount not to exceed $10,000,000 for the Acceptance Test Capacity Guarantee and Mechanical Completion Guarantee (collectively, the “Guarantees”) set forth in Article 11 of this Agreement.  However, the total amount actually payable by the State to MGE Construct for such Guarantees (the “Guarantee Assurance Payment”) shall in no event exceed $5,000,000 (subject to the Guaranteed Maximum Price), regardless of the final total cost of the Project, as further illustrated in Schedule VIII.

7.3

Sharing of Cost Savings.

If the State’s aggregate payments for its Allocated Share for Cost of the Work excluding the Guarantee Assurance Payment and the Excluded GMP Costs are less than $80,000,000, then the difference between $80,000,000 and the State’s actual Allocated Share (the “Cost Savings”) shall be shared as follows: (a) the State shall be entitled to retain one third (1/3) of the amount of the net Cost Savings; and (b) the State shall pay the remaining two thirds (2/3) of the net Cost Savings to MGE Construct; provided, however, that MGE Construct agrees that such two thirds of the net Cost Savings shall be applied entirely toward early completion incentives for the Subcontractors, if applicable, and no portion of such the Cost Savings shall be retained by MGE Construct.  Any excess Cost Savings remaining after paying (i) the Subcontractors their respective completion incentives pursuant to the respective agreements with such Subcontractors and (ii) the State its 1/3 portion of such Cost Savings, shall be paid to the State.

7.4

[Intentionally Omitted].

7.5

Water Supply Costs.

The Parties understand that the Guaranteed Maximum Price for the Facility is based upon the estimated cost of obtaining a reliable water supply  for the Facility from the City of Madison (the “City Water Supply”).  If MGE Construct can demonstrate that the net present value of the cost of an alternate water supply is less than or equal to the net present value of the cost of the City Water Supply, then MGE Construct shall have the right to recover from the Owners their respective Allocated Shares of any increase in the Cost of the Work of such alternate water supply over the City Water Supply (the “Incremental Water Supply Cost”), which Incremental Water Supply Cost shall not be subject to the Guaranteed Maximum Price.  Such Incremental Water Supply Cost shall be recovered by means of an increase in the charges for Steam and Chilled Water Fixed O&M Costs as set forth in Exhibits B and C to the O&M Agreement in an amount sufficient to amortize the Incremental Water Supply Cost over ten years at a carrying cost of prime rate plus 2% per annum.  Such increase in charges under the O&M Agreement shall become effective unless the State, exercising its reasonable discretion: (a) disputes that the net present value of the cost of the alternate water supply is less than the net present value of the cost of the City Water Supply; or (b) determines that other relevant and reasonable material considerations render the alternate water supply option infeasible.  If MGE Construct disputes the State’s rejection of the proposed alternate water supply, or the Parties cannot agree upon the alternate water supply, then the dispute resolution procedures of Article 12 shall apply.  The State may at any time elect (i) to prepay its Allocated Share of the increase in charges under the O&M Agreement in an amount equal to the unamortized portion of its Allocated Share of the Incremental Water Supply Cost by submitting a Change Order to the Project pursuant to Section 8.2, or (ii) to pay separately for any water mitigation project that is an agreed component of the Incremental Water Supply Cost, and the amount of the State’s Allocated Share of the Incremental Water Supply Cost shall be reduced by the amount of such payment.

ARTICLE 8 - ADDENDA AND CHANGE ORDERS

8.1

General.

“Addenda” are changes to the Work before construction begins.  “Change Orders” are changes to the Work after construction begins.

Addenda and Change Orders shall be handled as follows:

8.1.1

Any Party may request an Addendum or  Change Order in writing.

8.1.2

Approval or rejection of Addenda and Change Orders that increase or decrease the Cost of the Work or change in schedule that could have the effect of delaying Mechanical Completion must be approved by Owners and MGE Construct prior to execution of such Addenda or Change Order.

8.1.3

Addenda and Change Orders that increase or decrease the Cost of the Work shall be approved or rejected in accordance with the procedures set forth in Sections 8.2 and 8.3 and in accordance with the time periods provided for the State in Section 16.20.

8.2

Process.

Any of the Parties may request in writing an Addendum or a Change Order consisting of additions to, deletions from, or other revisions to the Work, provided that such changes are within the general scope of the Work.  All requests for Addenda or Change Orders by an Owner shall be submitted to MGE Construct, with copies to PM/CM and Engineer (as appropriate).  All requests for Addenda or Change Orders by MGE Construct shall be submitted to Owners, with copies to PM/CM and Engineer.

8.3

Initial Evaluation of Addendum and Change Order Requests; Applicable Standards.

Any Addendum or Change Order request from an Owner shall be evaluated by MGE Construct, with the input and assistance of PM/CM and Engineer.  Each Addendum or Change Order request shall initially be evaluated to determine whether it: (a) adds value to the Facility without increasing the Cost of the Work or delaying Mechanical Completion of the Facility; (b) adds value to the Facility without delaying Mechanical Completion of the Facility, but increases the Cost of the Work; or (c) does not add value to the Facility or adds value to the Facility, but will delay Mechanical Completion of the Facility or compromise performance of the Facility; or (d) (in the case of an Addendum only) decreases Cost of Work without delaying Mechanical Completion.  All Addenda and Change Orders in category (a) or Addenda in category (d) shall be approved; all Addenda and Change Orders  in category (c) shall be rejected (unless mutually agreed otherwise, including the allocation of the cost, by all Parties); and all Addenda and Change Orders in category (b) shall be approved, if and only if the increased Cost of the Work is allocated as set forth below in this Article 8.

8.4

Addenda or Change Orders Requested by the State.

If the State requests an Addendum or a Change Order to address solely the State’s needs, including without limitation changes to address the State’s aesthetic or design requirements, and such Addendum or Change Order is approvable under Section 8.3 above and approved by MGE Construct, but increases the Cost of the Work, then the State shall bear the entire incremental Cost of the Work (including costs of delays and rework) resulting from such Addendum or Change Order; provided that the State shall receive credit for $250,000 of incremental Cost of the Work resulting from Change Orders requested by the State, and to the extent of such credit, (i) the State shall not bear the incremental Cost of the Work and (ii) the incremental Cost of the Work shall be subject to the Guaranteed Maximum Price.  If the State requests an Addendum to address solely the State’s needs, including without limitation changes to address the State’s aesthetic or design requirements, and such Addendum is approvable under Section 8.3 above and approved by MGE Construct, and decreases the Cost of the Work, then the State shall receive the entire reduction in the Cost of the Work resulting from such Addendum.

8.5

Addenda and Change Orders Requested by MGE Power.

If MGE Power requests an Addendum or a Change Order to address solely MGE Power’s or MGE’s needs, including without limitation changes to address MGE Power’s or MGE’s aesthetic or design requirements, and Such Addendum or Change Order is approvable under Section 8.3 above and approved by MGE Construct, but increases the Cost of the Work, then MGE Power shall bear the entire incremental Cost of the Work (including the costs of delays and rework) resulting from such Addendum or Change Order.  If MGE Power requests an Addendum to address solely MGE Power’s or MGE’s needs, including without limitation changes to address MGE Power’s or MGE’s aesthetic or design requirements, and such Addendum is approvable under Section 8.3 above and approved by MGE Construct, and decreases the Cost of the Work, then MGE Power shall receive the entire reduction in the Cost of the Work resulting from such Addendum.

8.6

Addenda and Change Orders Required by Acts of Governmental Authorities.

If any action of any Governmental Authority requires an Addendum or a Change Order that increases or decreases the Cost of the Work, then the State and MGE Power shall share in such increase or decrease in proportion to their respective Allocated Shares of the Cost of the Work.

8.7

Addenda and Change Orders Requested by Owners.

If Sections 8.4 and 8.5 are not applicable, and the Owners mutually agree to an Addendum or a Change Order that is approvable under Section 8.3 above and approved by MGE Construct but increases the Cost of the Work, then the State and MGE Power shall share in such increase in proportion to their respective Allocated Shares of the Cost of the Work.

8.8

Addenda and Change Orders Requested by MGE Construct.

If MGE Construct requests an Addendum or a Change Order that is approved by the Owners, then the State and MGE Power shall share any increase or decrease in the Cost of the Work resulting from such Addendum or Change Order in proportion to their respective Allocated Shares of the Cost of the Work.

8.9

Addenda and Change Orders Resulting from Errors or Omissions of MGE Construct.

The State shall not be responsible for any increased Cost of the Work resulting from Addenda and Change Orders that are necessary because of errors of MGE Construct and/or its Subcontractors in coordinating the design, scheduling or construction of the Facility.  Notwithstanding the preceding sentence, if MGE Construct’s error consists of negligently coordinating the Work with the result being the omission of a necessary component of the Facility, the State shall pay its Allocated Share of the increased Cost of the Work for the omitted item, but shall not be responsible for any other costs relating to the remedy of the error (increased design fees, markup on change orders, or other net costs).

8.10

Markup on Addenda and Change Orders.

On any Addenda and Change Orders under Sections 8.4, 8.6, 8.7 and 8.8 MGE Construct and its Subcontractors shall be entitled to a markup not to exceed ten percent (10%) in the aggregate of the cost of the Work covered by the Addendum or Change Order.

8.11

Tracking of Cost Impact of Addenda and Change Orders.

MGE Construct shall institute and maintain a ledger type system to track the impact of all increases and decreases to the Owners’ Allocated Shares of the Cost of the Work resulting from any Addenda or Change Orders approved by MGE Construct and Owners.  MGE Construct shall monthly, and more frequently upon request, report to the Owners the cumulative impact of such Addenda and Change Orders upon their respective Allocated Shares of the Cost of the Work.  If applicable, the Parties shall modify the Project Schedule and Payment Milestones to reflect the impact of Addenda and Change Orders.

ARTICLE 9 - PAYMENT FOR WORK

9.1

Payment Milestones; Payment Schedule.

9.1.1

Progress Report and Invoice.

9.1.1.1

On or about the fifth Business Day of each calendar month, MGE Construct shall submit to both Owners (i) its invoice, and (ii) a progress report covering the previous calendar month (the “Payment Period”) containing at a minimum the following information (“Progress Report”):

(1)

A description of the Work performed during the Payment Period and all Payment Milestones achieved;

(2)

A description of the Work not yet performed, if any, necessary to meet the Project Schedule for such Payment Period;

(3)

A description of the Work and the related Payment Milestones anticipated to be performed or achieved during the next month;

(4)

A statement of the amount due MGE Construct for Work for which payment was withheld from an earlier payment;

(5)

A statement of all sums previously paid to MGE Construct;

(6)

Partial lien waivers from MGE Construct covering all the Work through the immediately preceding Payment Period;

(7)

An updated Project Schedule showing progress to date, any failures to meet the Project Schedule, the current schedule of activities and a forecast of activities remaining to be performed;

(8)

Information regarding unusual weather conditions or Force Majeure events encountered during the Payment Period that have impacted the Work;

(9)

A discussion of any problems encountered during the period and the remedies effected or planned;

(10)

Bulk quantities installation curves showing planned versus completed quantities (concrete, steel, piping, conduit and wire);

(11)

Any interim payment by MGE Construct to the Subcontractors that obligates the State to pay interest to MGE Construct as part of the invoiced Milestone Payment, together with the amount of interest that is payable;

(12)

Any other information reasonably requested in writing by either Owner;

(13)

Value of Change Orders and Addendums added to the Payment Milestone Schedule;

(14)

Itemization and allocation of any Excluded GMP Costs;

(15)

Each Owner’s Allocated Share of the invoiced payment amount; and

(16)

If requested by the State:

a)

the dates of any Payment Milestones for Major Equipment Supplier contract payments coming due before the next monthly Payment Due Date; and

b)

MGE Construct’s good faith estimate of the State’s Allocated Share of all payroll and other Subcontractor and Supplier payments (together with the estimated payment dates) that the State will need to make, prior to the next monthly Payment Due Date to avoid or minimize interest charges.

9.1.1.2

In the event either Owner reasonably determines that MGE Construct has not met a Payment Milestone in accordance with the Payment Milestone Schedule during the applicable period, Owners may withhold an amount equal to the value of the Payment Milestone not completed until such Payment Milestone is completed.  In the event of any such withholding, the dissatisfied Owner shall deliver to MGE Construct, not later than the Payment Due Date for the payment from which such withholding is being made, a written Notice specifying the basis for the withholding.  MGE Construct shall be paid such withheld amount, without interest, on succeeding Payment Date(s) when and to the extent MGE Construct demonstrates and Owners reasonably agree that the previously unjustified payment has become justified.  If the disputing Owner and MGE Construct agree before the next Payment Due Date that any Payment Milestone payment was wrongly withheld, then the disputing Owner shall pay to MGE Construct on the next Payment Due Date interest at the Late Payment Rate on any monies that were wrongly withheld.  In the event of any withholding dispute that is not resolved by the next Payment Due Date, MGE Construct shall have the right to have the PM/CM review the dispute and the disputing Owner’s reasons for withholding payment.  If the PM/CM concludes the withholding is justified, then MGE Construct shall not be entitled to be paid the withheld amount unless and until it addresses any reasons for withholding that are confirmed by the PM/CM.  If the PM/CM concludes that the withheld payment was wrongly withheld, then the withholding Owner shall immediately pay to MGE Construct, the wrongly withheld amount, together with interest at the Late Payment Rate on the withheld Payment Milestone payment(s), from the Payment Due Date until the wrongly withheld amount is paid in full.

9.1.1.3

In the event MGE Construct owes either Owner any amounts under this Agreement and such amounts remain unpaid thirty (30) Days after Notice thereof, such Owner may offset such amounts from any payment hereunder.

9.1.1.4

MGE Construct shall not cease or reduce the rate of its performance under this Agreement on account of any withholding under this Section 9.1.

9.1.2

Payment.  Other than amounts properly withheld pursuant to Sections 9.1 and 9.2, and retainage as described in Section 9.3, Owners shall pay the applicable payment for each Payment Milestone within thirty (30) days after MGE Construct invoices the applicable Payment Milestone (the “Payment Due Date”).

9.1.3

Interest.  The State will pay, as part of the State’s Allocated Share of the Cost of the Work any interest cost incurred by MGE Energy to advance funds to MGE Construct for payments to Subcontractors for the State’s Allocated Share of the Subcontractor invoices received before or between Payment Milestones.  However, Owners shall not be obligated to pay any interest cost incurred by MGE Energy or MGE Construct as provided in Section 7.2.4.1.

Any interest that is a permitted Cost of the Work shall be calculated as follows (subject to the limitations of Section 7.2.4.1):

Interest Payment to MGE

=

Where:

n =

Any payment from MGE Construct to a Subcontractor for Work performed;

Dn

=

the number of days between the date MGE Construct makes payment “n” to Subcontractor and the date MGE Construct receives the cash payment from the State for payment “n”, counting the day the payment is made, but not the day of receipt;

Pn

=

amount of the cash payment made by MGE Construct on the State’s behalf for payment “n”;

I

=

0.105 (interest rate of 10.5% per annum, MGE’s after tax cost of capital); and

y  =

the total number of occasions that MGE Power advances funds to MGE Construct for payments to Subcontractors for the State’s Allocated Share of the Subcontractor invoices received before or between Payment Milestones.

9.2

Division of Payment.

The State and MGE Power shall together be responsible for full payment of each invoice for the Cost of the Work in proportion to their respective Allocated Share; provided, however, that the State’s payment of its Allocated Share shall be subject to the limitations relating to the Guaranteed Maximum Price set forth in Article 7.  MGE Power and the State shall each be obligated to pay their share of each Payment Milestone payment as set forth on Schedule VI on or before the Payment Due Date; provided that the State shall not be obligated to make payments until the effective date of the State’s 2003-2005 capital budget and approval of the State Building Commission.  If either MGE Power or the State shall fail to make payments when due, the unpaid amount shall bear interest at the Late Payment Rate from the Payment Due Date until paid in full, subject to the limitations of Section 7.2.4.1(1) and any other resolution that the Parties may achieve through the dispute resolution procedure set forth in Article 12.

9.3

Retainage.

All amounts paid by the State to MGE Construct pursuant to the Payment Milestone schedule for Non-Major Equipment and Services prior to the earlier of Steam Commercial Operation and Chilled Water Commercial Operation shall be subject to retainage of ten percent (10%) until the aggregate retainage reaches five million dollars ($5,000,000), whereupon the State shall not withhold any further retainage.  Upon the earlier of Steam Commercial Operation and Chilled Water Commercial Operation, fifty percent (50%) of the aggregate retainage theretofore withheld shall be released to MGE Construct.  Upon Commercial Operation, the remaining retainage theretofore withheld, less the Punch List Holdback Amount, shall be released to MGE Construct.

9.4

Final Payment.

Upon (a) Final Completion, (b) the provision by MGE Construct of lien waivers for all remaining liens on the Project to the State and (c) acceptance of the Work by Owners in accordance with Section 10.6, Owners shall pay the remainder of the Cost of the Work (the “Final Payment”).

ARTICLE 10 - COMMENCEMENT AND PERFORMANCE OF WORK

10.1

Commencement; Schedule.

MGE Construct shall commence performance of the Work at the earliest reasonable time (the “Construction Commencement Date”) but no later than thirty (30) days following the last to occur of all of the following: (a) issuance of the CPCN and any other Authorizations required for the Facility; (b) completion of the final foundation drawings for the Project; (c) availability of suitable weather conditions for the commencement of construction; and (d) Owners having in place all insurance policies required of them under this Agreement.

10.2

Mechanical Completion.

“Mechanical Completion” shall occur when, except for minor items of the Work that would not affect the performance or operation of the Facility such as painting, landscaping and so forth (a) all materials and equipment for the Facility have been installed substantially in accordance with the Specifications and checked for alignment, lubrication, rotation, and hydrostatic and pneumatic pressure integrity; (b) all systems required to be installed by MGE Construct have been installed and tested (excluding Acceptance Testing); (c) the Facility has been flushed and cleaned out as necessary; (d) all the equipment and systems can be operated in a safe and prudent manner and have been installed in a manner that does not void any Subcontractor equipment or system warranties; (e) the Facility is ready to commence start-up, Acceptance Testing, and operations; (f) the Facility is physically capable of accepting condensate return and chilled water return; and (g) a Punch List of  the uncompleted items is established by MGE Construct and mutually agreed upon by the Parties, provided that if MGE Construct and either of the Owners disagree as to whether a particular item shall appear on the Punch List, the Independent Engineer shall promptly decide the dispute; (g) all Work, other than Punch List items and Acceptance Testing and any other Work sequenced after Mechanical Completion, has been completed; and (h) the Independent Engineer certifies each of the foregoing in writing to the Owners.

10.3

Commercial Operation.

10.3.1

“Steam Commercial Operation” shall be deemed to have occurred as of the first point in time after (i) Mechanical Completion of the Facility has occurred, as determined by the Independent Engineer;  (ii) completion of Acceptance Testing for steam pursuant to Section 11.2.3, or alternatively satisfaction of MGE Construct’s Acceptance Test related obligations in Section 11.3 (including, if applicable, payment of liquidated damages pursuant to Section 11.3); and (iii) when the Facility is used and useful for the purpose of delivering steam and electric energy to Owners (other than steam and electric energy delivered during Facility Start Up and Acceptance Testing).  If either of the Owners disputes that Steam Commercial Operation has occurred, it shall provide written notice to that effect to MGE Construct, specifying the basis for disputing Steam Commercial Operation and the Parties in dispute shall thereafter utilize the dispute resolution procedures in Article 12 to resolve the dispute.  Failure of the Owners to provide such written notice within ten (10) Business Days after receipt of notice of Steam Commercial Operation shall constitute waiver of the Owners’ right to dispute that Steam Commercial Operation has occurred.

10.3.2

“Chilled Water Commercial Operation” shall be deemed to have occurred as of the first point in time after (i) Mechanical Completion of the Facility has occurred, as determined by the Independent Engineer;  (ii) completion of Acceptance Testing for chilled water pursuant to Section 11.2.3, or alternatively satisfaction of MGE Construct’s Acceptance Test related obligations in Section 11.3 (including, if applicable, payment of liquidated damages pursuant to Section 11.3); and (iii) when the Facility is used and useful for the purpose of delivering chilled water to the Owner (other than chilled water delivered during Facility Start Up and Acceptance Testing).  If either of the Owners disputes that Chilled Water Commercial Operation has occurred, it shall provide written notice to that effect to MGE Construct, specifying the basis for disputing Chilled Water Commercial Operation and the Parties in dispute shall thereafter utilize the dispute resolution procedures in Article 12 to resolve the dispute.  Failure of the Owners to provide such written notice within ten (10) Business Days after receipt of notice of Chilled Water Commercial Operation shall constitute waiver of the Owners’ right to dispute that Chilled Water Commercial Operation has occurred.

10.4

Interim Period Obligations Pending Completion of Delayed Acceptance Testing.

If Steam Commercial Operation has occurred, but Acceptance Tests for chilled water cannot be conducted due to the University’s lack of a sufficient chilled water load, then MGE Construct shall thereafter have the following rights and obligations during the interim period until Chilled Water Commercial Operation:  (a) MGE Construct shall be entitled to payment for all amounts due upon Steam Commercial Operation; and (b) MGE Construct shall remain obligated to complete MGE Construct’s Acceptance Test related obligations in Section 11.3, as soon as conditions reasonably permit and shall remain liable to the State for its failure to do so (including, if applicable, payment of liquidated damages pursuant to Section 11.3).

10.5

Punch List.

A list of the uncompleted items for the Project shall be established by MGE Construct prior to Mechanical Completion (the “Punch List”).  The Punch List may be amended from time to time, upon written Agreement of the Parties, prior to Final Completion.  The Punch List shall include all deliverables through Final Completion.  The “Punch List Holdback Amount” shall be two times the aggregate of the value of the Punch List items agreed to by the Parties, or determined by the Independent Engineer, if the Parties cannot agree.  The Punch List Holdback Amount shall be withheld from payments due upon Mechanical Completion, and the agreed value of each Punch List item shall be paid to MGE Construct upon completion of the Punch List item and any remaining Punch List Holdback Amount shall be paid to MGE Construct upon completion of all Punch List items.

10.6

Final Completion.

“Final Completion” occurs after Commercial Operation has occurred and any remaining Punch List items have been finished.  MGE Construct will notify Owners when it considers that Final Completion has occurred.  If either of the Owners disputes that Final Completion has occurred, it shall provide written notice to that effect to MGE Construct specifying the basis for disputing Final Completion and the Parties in dispute shall thereafter use the dispute resolution procedures in Article 12 to resolve the dispute.  Failure of the Owners to provide such written notice within ten (10) Business Days after the initial notice from MGE Construct shall constitute waiver of the Owners’ rights to dispute that Final Completion has occurred.

ARTICLE 11 - ACCEPTANCE TESTING; CAPACITY GUARANTEE; COMPLETION GUARANTEE; WARRANTIES; LIMITATION OF LIABILITY

11.1

Acceptance Tests.

MGE Construct will be responsible for coordinating the Acceptance Tests of the Facility as more particularly set forth in Section 11.2 and Schedule III of this Agreement (the “Acceptance Tests”).  Such Acceptance Tests shall be conducted by one or more qualified independent testing companies approved by the Parties (the “Testing Engineer”).

11.2

Acceptance Testing.

11.2.1

General.

Within sixty (60) days following Mechanical Completion, MGE Construct shall cause the Testing Engineer to conduct the initial Acceptance Test, subject to Section 11.2.3 below.  The Acceptance Tests shall be conducted in accordance with Schedule III.

11.2.2

Procedure.

11.2.2.1

The procedures for conduct of the Acceptance Test are set forth in Schedule III.  Either Party may propose changes to a test procedure at any time up to 60 days prior to commencement of the initial Acceptance Test, and each Party agrees to cooperate in good faith in evaluating such change.  No change shall be effective, however, without written acceptance of Owners and MGE Construct.

11.2.2.2

MGE Construct shall give Owners and Engineer 30 days’ advance written notice of the time it expects the qualified independent testing company to conduct the initial Acceptance Test.  Owners, Engineer and their representatives may observe any Acceptance Test conducted by the Testing Engineer in order to confirm the Testing Engineer’s compliance with the procedures set forth in Schedule III.

11.2.3

Acceptance Testing Period; Repeat Tests.

MGE Construct, subject to the provisions of this Section 11.2.3 and Schedule III, may repeat an Acceptance Test as MGE Construct deems appropriate; provided, that all Acceptance Tests must be completed by sixty (60) days after the Facility achieves Mechanical Completion (the “Acceptance Testing Period”), unless: (a) the Parties agree otherwise in writing; (b) the Acceptance Testing Period is extended by Force Majeure, but not beyond the Delay Default Date; or (c) the University’s steam and/or chilled water load is not sufficient to permit the qualified independent testing company to conduct all required Acceptance Tests within the Acceptance Testing Period.  If the University’s steam and/or chilled water load is not sufficient for Acceptance Testing, the Parties agree that MGE Construct shall cause the qualified independent testing company to complete within the Acceptance Testing Period all Acceptance Tests for which a sufficient steam and/or chilled water load exists and that the Acceptance Testing Period shall be extended until the date sixty (60) days after the University reasonably determines that a sufficient steam and/or chilled water load exists to conduct the remaining Acceptance Tests.  MGE Construct shall bear those costs of performing the Acceptance Tests.  MGE Construct shall give Owner and Engineer not less than the following advance notice of each Acceptance Test following the initial Acceptance Test: (i) if the Acceptance Test is a prompt retest which merely continues a previously commenced Acceptance Test or promptly follows a failed Acceptance Test, not less than twenty-four (24) hours advance notice; and (ii) if the Acceptance Test is a new Acceptance Test that follows an interim period of more than ten (10) business days during which no Acceptance Testing has occurred, then not less than three (3) business days advance notice, unless a shorter period is agreed to by the Parties.

11.2.4

Acceptance Test Results.

11.2.4.1

After the Testing Engineer completes an Acceptance Test, MGE Construct shall give written notice thereof to Owners and Engineer and shall provide Owner and Engineer with all gross and reduced data for such test in accordance with Schedule III.

11.2.4.2

If the Testing Engineer determines that the Acceptance Test was successfully completed, MGE Construct shall ensure that the Testing Engineer notifies Owners and Engineer thereof promptly following determination to that effect, including providing them a copy of the written test report.

11.2.5

Steam and Chilled Water Produced During Acceptance Testing.  So long as sufficient chilled water and/or steam loads are available in the University Campus distribution system, the O&M Agreement shall provide that the University shall take any chilled water and steam from the Facility needed to enable MGE Construct to perform Acceptance Testing, provided that the University shall not be obligated to accept steam for more than eight (8) hours for each Acceptance Test, nor be obligated to accept chilled water for more than twenty-four (24) hours for each Acceptance Test.  As of the Acceptance Test Start Date, if the Facility produces useable steam capacity and/or chilled water capacity, the State shall have the right to permit the University to utilize such available steam and chilled water, so long as such use does not interfere with MGE Construct’s ability to implement Acceptance Tests.  The State shall pay for any services performed by MGE Construct to produce steam or chilled water produced by the Facility prior to Steam or Chilled Water Commercial Operation, as applicable, including any steam and chilled water of during Acceptance Testing, as set forth in the O&M Agreement, as if these services were performed by MGE thereunder.

11.2.6

MGE Construct to Promptly Commence and Complete Acceptance Testing.  MGE shall promptly commence and complete Acceptance Testing following Mechanical Completion.

11.3

Acceptance Test Capacity Guarantee.

At the end of Acceptance Testing Period under Section 11.2.3, the Facility shall have demonstrated the capability to produce the following: (a) 20,000 tons (which is equal to 12,000 British Thermal Units per hour) of chilled water (the “Promised Chilled Water Capacity”); and (b) 400,000 lbs/hour of steam (the “Promised Steam Capacity”) based upon the Acceptance Testing results.  MGE Construct hereby guarantees that the Facility shall provide not less than ninety-seven percent (97%) of the Promised Chilled Water Capacity and the Promised Steam Capacity by the end of the Acceptance Testing Period (the “Acceptance Test Capacity Guarantee”).  MGE Construct and the Testing Engineer shall be entitled to conduct and verify satisfaction of the Acceptance Tests in stages and in such order as may be appropriate given the available testing conditions, including, without limitation, separating the Acceptance Tests to demonstrate steam capacity from the Acceptance Tests to demonstrate chilled water capacity.  In the event that the Facility fails to meet the Acceptance Test Capacity Guarantee, the following shall apply:

11.3.1

If either the actual tested steam capacity or the actual tested chilled water capacity of the Facility is less than 97% but greater than 90% of the Promised Steam Capacity or Promised Chilled Water Capacity (the “Minimum Required Capacity”), MGE Construct may, at its sole option, elect to either (i) make (or cause to be made) the modifications, improvements, redesign, repairs or reconstruction (“Remedial Measures”) necessary to cause the Facility to meet the Acceptance Test Capacity Guarantee as evidenced by repeat Acceptance Tests; or (ii) pay liquidated damages to the State as follows:  For each 0.1% below 97% of the Promised Chilled Water Capacity, the liquidated damages shall be $45,000.  For each 0.1% below 97% of the Promised Steam Capacity, the liquidated damages shall be $35,000.  MGE Construct’s obligations under this Section to undertake Remedial Measures and/or pay liquidated damages shall be counted toward and subject to the Damages Cap set forth in Section 11.10.

11.3.2

If the actual tested steam capacity or the actual tested chilled water capacity of the Facility is less than the Minimum Required Capacity, MGE Construct shall conduct Remedial Measures until the earlier in time to occur of the following: (a) the actual tested steam capacity or the actual tested chilled water capacity, as the case may be, of the Facility is at least equal to the Minimum Required Capacity; or (b) MGE Construct reaches the Damages Cap set forth in Section 11.10.

11.3.3

The highest level of steam production capacity demonstrated at the Facility during Acceptance Testing, following any Remedial Measures, if applicable, shall be the “Steam Capacity Baseline” for purposes of the O & M Agreement.  The highest level of chilled water production capacity demonstrated at the Facility during Acceptance Testing, following any Remedial Measures, if applicable, shall be the “Chilled Water Capacity Baseline” for purposes of the O & M Agreement.  Notwithstanding anything in this Section to the contrary, in no event shall (a) the Steam Capacity Baseline exceed the Promised Steam Capacity; or (b) the Chilled Water Capacity Baseline exceed the Promised Chilled Water Capacity.

11.4

Guaranteed Mechanical Completion Date; Delay Default Date.

MGE Construct hereby guarantees (the “Mechanical Completion Date Guarantee”) that the Facility shall have achieved Mechanical Completion on or before the Guaranteed Mechanical Completion Date.  In the event that the Facility has not achieved Mechanical Completion on or before the Guaranteed Mechanical Completion Date, then MGE Construct shall pay to the State liquidated damages as follows: (a) $5,000/day for each day or a portion thereof for the first 30 days beyond the Guaranteed Mechanical Completion Date that the Project has not achieved Mechanical Completion; (b) $10,000/day for each day in excess of 30 days beyond the Guaranteed Mechanical Completion Date that the Project has not achieved Mechanical Completion.  If the Facility fails to achieve Mechanical Completion by the Delay Default Date, then this shall be an MGE Construct Event of Default as provided in Section 13.1.5.

11.5

Compliance with Standards.

In the event the Facility contains any design or construction defects (“Defects”) that cause it to fail to meet any design, construction or Mechanical Completion standard in the Specifications or the Agreement, then MGE Construct shall, at no expense to Owners (except in the case of omitted equipment and materials, as provided in this Article 11), make (or cause to be made) the Remedial Measures necessary to remedy the Defects.   In the event the Remedial Measures include supplying equipment and materials that were necessary to the Facility, but omitted from its construction, both Owners shall pay for the costs of such omitted equipment and materials as part of the Cost of the Work if such Remedial Measure is implemented to address Defects discovered before the Facility achieves Mechanical Completion.  If the Remedial Measure is implemented to address Defects discovered after the Facility achieves Mechanical Completion, the State shall not be obligated to pay any portion of the cost of the omitted equipment and materials.

11.6

MGE Construct’s Warranties.

MGE Construct warrants to Owner as follows:

11.6.1

MGE Construct shall perform the Work, including its design and engineering services hereunder, and will procure all materials hereunder using its best skill and attention, in accordance with Good Utility Practice associated with engineering and procurement of facilities such as the Facility.

11.6.2

MGE Construct shall perform its construction services hereunder in a good and workmanlike manner and otherwise in accordance with Good Utility Practice associated with constructing facilities such as the Facility.  The Facility will, at all times through the Commercial Operation Date, comply with all Laws.  MGE Construct shall have no obligation for breach of warranty under this Section 11.6 to the extent any deficiencies are the result of Force Majeure, normal wear and tear, misuse or negligence by Owner or someone other than MGE Construct acting on Owner’s behalf.

11.6.3

All materials procured or furnished by MGE Construct hereunder shall be new (unless otherwise agreed by Owner in writing), of good quality and in accordance with the specifications set forth in this Agreement and the Schedules.

11.7

Repair and Replacement of Defective Work.

If any breach arises under MGE Construct’s warranties in Section 11.6, MGE Construct shall, at its sole cost and expense and subject to the Damages Cap, promptly correct, replace or repair, at Owner’s selection, any defect in design, engineering, materials, workmanship or operability in the Facility discovered during the Warranty Period.  Any such correction, replacement or repair prior to Mechanical Completion shall not be considered a Remedial Measure.  MGE Construct’s correction, replacement, or repair shall be made with due regard to Owners’ and the University’s operational requirements.

11.8

Subcontractor Warranties; Subcontractor Protections for Owners.

MGE Construct shall use its good faith efforts, in its negotiations with all Subcontractors for the Facility, to see that such Subcontractors provide commercially reasonable remedies, including warranties, performance guarantees, and, where appropriate, liquidated damages.  MGE Construct shall enforce all contractual remedies and enforce any other remedies against the Subcontractors, including, without limitation, those arising from Subcontractors’ negligent acts or omissions (collectively, the “Subcontractor Protections”).  MGE Construct shall enforce, at its sole expense, all warranties contained within the Subcontractor Protections for the Subcontractor warranty periods provided for the specific equipment to which such warranties pertain.  The applicable warranty periods that are known as of the date of this Agreement are set forth in Schedule XII.  Upon request from any Party, MGE Construct shall, following the negotiation of all Subcontractor contracts, update Schedule XII to reflect the final negotiated warranty periods.  MGE Construct agrees to assign to Owners on and as of the Commercial Operation Date any warranties, performance guarantees and related liquidated damages provisions contained in any contracts between MGE Construct and Subcontractors to the extent such assignments are permitted under the terms thereof.

11.9

MGE Construct Enforcement of Subcontractor Protections.

MGE Construct agrees to act on Owners’ behalf, at no additional cost to Owners, to enforce any Subcontractor Protections with respect to Work; provided, however, that MGE Construct may use its reasonable discretion on how best to approach the resolution of any particular problem, and provided further that such enforcement obligation shall only last for the duration of the Subcontractor Protection in question.  In the event that litigation is necessary to enforce any Subcontractor Protection, MGE Construct, or an Affiliate, shall pursue such litigation at its own expense.

11.10

Limitation of Liability

11.10.1

.Notwithstanding any provision in this Agreement to the contrary, in no event shall the total liability of MGE Construct, MGE Power and MGE Energy (as their guarantor) to the State and the University for liquidated damages and Remedial Measures under Section 11.3 and 11.4 exceed in the aggregate $16,000,000, provided that this limitation shall not apply to direct damages following an MGE Construct Event of Default pursuant to Article 13, or indemnification obligations pursuant to Section 11.11, and this limitation in no way affects MGE Construct’s absolute obligation to bring the Facility to Mechanical Completion.  In addition to the foregoing liability, MGE Construct shall deliver to the State 44.44% of any amounts recovered from or received from vendors, design professionals and contractors or from the insurance companies or other indemnitors for errors and omissions, late completion penalties, liquidated damages and performance guarantees (collectively, “Subcontractor Recoveries”).  If the State’s claim relates to the Guaranteed Maximum Price, then the remedy of MGE Power paying the excess over $90,000,000 of the State’s Allocated Share of the Cost of the Work as set forth in Section 7.1 shall apply.  If the State’s claim arises under any other provision of this Agreement and the 44.44% share of Subcontractor Recoveries fully compensates the State for its actual direct damages (which actual direct damages, in the case of Sections 11.3 and 11.4 of this Agreement, shall be the amount of liquidated damages calculated using the formulas in those sections), then the State shall not be entitled to receive any further amounts from MGE Construct, MGE Power or MGE Energy.  However, if the amounts received from all Subcontractor Recoveries are not adequate to compensate the State for its actual direct damages, the State shall be entitled to demonstrate and recover its actual direct damages from MGE Construct, subject to (as to claims under Section 11.3 and Section 11.4) the $16,000,000 liquidated damages liability cap contained in this Section 11.10.  The limitation of liability to the State of MGE Construct, MGE Power and MGE Energy for liquidated damages and Remedial Measures as described in this Section 11.10 is sometimes referred to herein as the “Damages Cap”.

11.10.2

APART FROM THE GUARANTEES AND OTHER REMEDIES PROVIDED IN THIS AGREEMENT, MGE CONSTRUCT HEREBY DISCLAIMS ANY OTHER WARRANTIES, OR PERFORMANCE GUARANTEES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.10.3

Owners shall not be liable for any lost profits or indirect, special, multiple, or punitive damages.  The apportionment of liability among Owners shall be as set forth in the Joint Ownership Agreement.

11.11

Indemnification.

The State shall assume and retain all liability, including claims, demands, losses, costs, damages and expenses of every kind and description, or damages to persons or property arising out of or in connection with or occurring during the course of this Agreement, where such liability is proximately caused by the acts or omissions of any of the officers, employees or agents of the State while acting within the scope of their employment where protection is afforded by Wis. Stats. § § 893.82 or 895.46(1).  MGE Construct shall indemnify Owners and the University against any and all loss or damages that Owners may incur as a result of any claim of Persons other than Owners, the University, MGE Construct, or their respective employees and agents, to the extent same (a) arise out a breach by MGE Construct of its obligations under this Agreement, or (b) are caused by the negligence or intentional or willful misconduct of MGE Construct, the Subcontractors or their agents or employees.  MGE Construct shall indemnify and hold harmless Owners and the University from all liabilities, damages, costs or expenses incurred by Owners or the University by reason of any lien filed against the Facility by any Subcontractor of MGE Construct in connection with the performance of the Work.  Any Party entitled to indemnification or other protection under this Section 11.11 shall keep the benefited party apprised of the status of all claims with respect to which it is entitled to such indemnification or protection, and shall not settle any such claim without the consent of the benefited party, such consent not to be unreasonably withheld or unduly delayed.

ARTICLE 12 - DISPUTE RESOLUTION

12.1

In General.

The Parties shall attempt to settle every dispute arising out of or in connection with this Agreement (each a “Dispute”), by following the dispute resolution process set forth below in this Article 12, to the extent permitted by Law.

Any Party shall have the right to seek resolution of a Dispute by providing written notice of the Dispute to the Treasurer of MGE Energy, which notice shall be deemed sufficient notice to MGE Construct and MGE Power and the Secretary of the State of Wisconsin Building Commission, or their designees or legal successors.  Within three (3) Business Days of such notice, the Treasurer and Secretary shall meet, review such relevant information as they may determine and render their decision within three (3) Business Days of such meeting (or such other timeline to which they mutually agree).

If the Treasurer and Secretary cannot arrive at a mutually agreeable decision within the three Business Day period provided, either of them may, within three (3) Business Days, refer the Dispute to the President of MGE Energy and the Secretary of the Wisconsin Department of Administration (the “DOA Secretary”).

Upon a timely referral, the MGE President and DOA Secretary shall consider the Dispute, review such relevant information as they may determine and issue their decision (which decision shall be confirmed in writing) within five Business Days after receiving the referral.  If the MGE Energy President and DOA Secretary cannot resolve the issue within the five Business Day period, then the Parties shall have the rights set forth below in Section 12.2.

12.2

Litigation.

Any dispute that has not been resolved as set forth in Section 12.1 above, may be pursued by any Party in any federal or Wisconsin court with jurisdiction located in Madison Wisconsin.  Each Party shall bear its own costs in such litigation, including its attorneys fees and any other costs it incurs in connection with the litigation.

12.3

Continued Performance.

During the conduct of dispute resolution procedures pursuant to this Article 12, (a) the Parties shall continue to perform their respective obligations under this Agreement, and (b) no Party shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

ARTICLE 13 - DEFAULTS; REMEDIES; TERM; TERMINATION

13.1

MGE Construct Default.

The occurrence of any of the events set forth below shall constitute a “MGE Construct Event of Default” under this Agreement:

13.1.1

Bankruptcy.  MGE Construct becomes insolvent, or become the subject of any bankruptcy, insolvency or similar proceeding, which, in the case of any such proceeding that a third party brings against either of them, has not been terminated, stayed, or dismissed within sixty (60) Business Days after it was commenced, unless the affected Party provides evidence to Owners of that Party’s ability to perform all of its obligations under this Agreement; or

13.1.2

Failure to Maintain Insurance.  MGE Construct fails to maintain the insurance coverages required under Section 4.20 as set forth in Schedule II hereto; or

13.1.3

Failure to Perform.  MGE Construct shall have defaulted in its performance under any other material provision of this Agreement and shall have failed to cure such default within thirty (30) days following delivery to MGE Construct of a Notice from Owner to cure such default, or if a cure cannot be effected within such thirty (30) day period, such period shall extend for a reasonable period of time, but not to exceed a total of sixty (60) days, so long as MGE Construct is proceeding diligently to cure such default throughout such period; or

13.1.4

Representation False.  Any material representation made by MGE Construct herein shall have been false or misleading in any material respect when made; or

13.1.5

Failure to Achieve Mechanical Completion.  If Mechanical Completion is not achieved by the Delay Default Date; or

13.1.6

Failure to Obtain PSCW Approval or Other Authorization.  The Project cannot proceed to completion as the ultimate result of a refusal of the PSCW to approve the Project or the refusal of any other Governmental Authority (except for the University) to approve any other Authorization, which refusal is due solely to the negligence or willful misconduct of MGE Construct.

13.2

Owner’s Default Remedies Against MGE Construct.

If a MGE Construct Event of Default shall have occurred and be continuing, either Owner shall have the right to terminate this Agreement by notice to MGE Construct.  In the event of such termination:

13.2.1

If requested by an Owner, MGE Construct shall withdraw from the Site, shall assign to the Owners (without future recourse to MGE Construct) such of MGE Construct’s subcontracts as Owners may request, and shall remove such materials, equipment, tools and instruments used and any debris or waste materials generated by MGE Construct in the performance of the Work as Owners may direct, and MGE Construct shall promptly deliver to Owners all designs, drawings, and other documents related to the Project.  In the event of such termination, MGE Construct shall deliver to Owners all materials and data for which title has passed to Owners.  To the extent any specific item of the Work is partially complete at the time of termination, at the option of either Owner, MGE Construct shall complete such partially completed Work.  In such event, Owners shall pay MGE Construct the amount that Owners would have otherwise paid to MGE Construct for such item of Work had such termination not occurred, less any damages payable hereunder.

13.2.2

Owner, without incurring any liability to MGE Construct, shall have the right to have the Facility brought to Final Completion.  In such event, MGE Construct shall be liable to Owner for the reasonably incurred costs to Owner of achieving Mechanical Completion, including costs of accelerated or expedited construction activities actually performed in an attempt to achieve Mechanical Completion (by the Guaranteed Mechanical Completion Date if not yet past, or otherwise as expeditiously as practicable), and/or to mitigate any delay by MGE Construct, and actual costs for administering any subcontract and for legal fees associated with the termination.  With respect to the costs of performing any of the Work that follows after Mechanical Completion, MGE Construct’s liability shall be limited to the amounts set forth in Section 11.10.  Such costs and fees for which MGE Construct is liable as set forth above (and for failure to perform as may be requested pursuant to Section 13.2.1 above) may be deducted by Owner out of monies due, or that may at any time thereafter become due, to MGE Construct.  If such costs exceed the sum that would have otherwise been payable to MGE Construct under this Agreement, then MGE Construct shall be liable for, and shall promptly, but in any event not more than ten (10) days after Notice from Owner, pay to Owner the amount of such excess excluding Changes in the Work approved by Owner following such MGE Construct Event of Default.

13.2.3

Upon termination of the Work pursuant to this Article 13, MGE Construct shall promptly submit to Owner an accounting of MGE Construct’s actual costs for the Work performed prior to the date of termination.  If Owner exercises its right to have the Work finished, such amounts may be withheld until the Work is completed and shall be used to offset any amounts due Owner pursuant to Section 13.2.2.  Notwithstanding the foregoing such amounts may be withheld and applied to any liability hereunder.

13.2.4

Notwithstanding the availability and/or exercise of the foregoing remedies, Owners shall have all such other remedies available under applicable Law.

13.2.5

In exercising any of the foregoing remedies, the Owners shall use reasonable efforts to mitigate their damages.

13.3

Owner’s Event of Default.

Each of the following shall constitute an “Owner’s Event of Default” with respect to such Owner:

13.3.1

Failure to Make a Payment to MGE Construct When Due.  The failure of an Owner to make the full amount of the payment to MGE Construct required under this Agreement within three (3) Business Days following notice of failure to pay; or

13.3.2

Bankruptcy.  An Owner becomes insolvent, or become the subject of any bankruptcy, insolvency or similar proceeding, which, in the case of any such proceeding that a third party brings against either of them, has not been terminated, stayed, or dismissed within sixty (60) Business Days after it was commenced, unless the affected Party provides evidence to MGE Construct of that Party’s ability to perform all of its obligations under this Agreement; or

13.3.3

Representation False.  Any material representation made by an Owner herein shall have been false or misleading in any material respect when made; or

13.3.4

Failure to Perform.  Either Owner’s failure to perform any of its respective non-payment obligations under this Agreement, and such failure is not cured within thirty (30) days after receipt of written notice thereof, or if a cure cannot be effected within such thirty (30) day period, such period shall extend for a reasonable period of time, but not to exceed a total of sixty (60) days, so long as Owners’ are proceeding diligently to cure such default throughout such period; or

13.3.5

Failure to Maintain Insurance.  If an Owner fails to obtain and maintain in effect through the Commercial Operation Date such insurance as it is required by this Agreement to obtain and maintain; or

13.3.6

Failure to Cooperate or Allow Access.  If an Owner fails to cooperate with MGE Construct in any situation where such cooperation is necessary to enable MGE Construct to carry out obligations under this Agreement.  Such failure to cooperate shall include, without limitation, the failure to assist in obtaining required Authorizations, the failure to afford MGE Construct the access to the Site, to the Lay Down Areas, to the Soil Disposal Area or to the Easement Areas necessary for MGE Construct and all persons retained by MGE Construct in connection with the Project to perform their Project-related duties.

An Owners Event of Default shall not include any other default by Owners of any of their obligations under this Agreement.

13.4

MGE Construct Remedies for Owners Event of Default.

Subject to the rights granted in Section 13.5 below, upon the occurrence of an Owners Event of Default, MGE Construct shall have the right to terminate this Agreement, to order all Subcontractors to stop Work and remove all their tools and equipment from the Site, and/or pursue all such remedies as may be allowed under this Agreement, at law or in equity.  In addition, and without limiting the foregoing remedies, Owners shall pay to MGE Construct the amounts payable upon termination under Section 13.7 of this Agreement.

13.5

Force Majeure; Failure of Authorizations.

13.5.1

Effect.  Any delays in or failure of performance by a Party, other than the obligations to pay monies hereunder, shall not constitute a default hereunder if and to the extent such delays or failures of performance are caused by Force Majeure events.

13.5.2

Notice of Occurrence and Impact.

13.5.2.1

Notice of Occurrence.  Any Party claiming that a Force Majeure condition has arisen shall immediately notify the other Party of the same, shall act diligently to overcome, remove and/or mitigate the effects of the event of Force Majeure, shall notify the other Party on a continuing basis of its efforts to overcome, remove and/or mitigate the event of Force Majeure and shall notify the other Party immediately when said condition has ceased.

13.5.2.2

Notice of Impact.  In addition to its obligations under Section 13.5.2.1, if MGE Construct claims there is a Force Majeure condition, MGE Construct shall (i) promptly notify Owner, in writing of the nature, cause and cost of such Force Majeure condition, (ii) state whether and to what extent the condition will delay the Guaranteed Mechanical Completion Date, the Delay Default Date, the Commercial Operation Date or Final Completion Date, (iii) state the date and time the Force Majeure condition commenced; and (iii) state whether MGE Construct recommends that Owners initiate a Change Order pursuant to Article 8.

13.5.3

Effect of Force Majeure.  No failure or delay in performance under this Agreement shall be deemed to be a breach hereof to the extent such failure or delay is occasioned by or due to Force Majeure.  With respect to delay in performance, a Force Majeure condition shall excuse such delay in performance on a day for day basis for a period of time equal to the duration of the Force Majeure condition or the period needed to remedy its effects, to the extent that such Force Majeure condition causes a delay in the Work.

13.5.4

Termination.  In the event that (a) MGE Construct or Owners are denied any required Authorizations, or such Authorizations are obtained, but are withdrawn, or contain restrictions, qualifications, or conditions that would have a material adverse impact on the benefits or obligations of the Parties, and the Parties are unable to reform this Agreement or agree upon other mutually acceptable arrangements, or (b) if a Force Majeure event continues for more than 180 days after notice of the event of Force Majeure is given under Section 13.5.2, or (c) the Project cannot proceed to completion as the ultimate result of a refusal of the PSCW to approve the Project or the failure to obtain any other Authorization, which refusal or failure is not due solely to the negligence or willful misconduct of the terminating Party, then such Party may terminate this Agreement, in its sole discretion, within sixty (60) days after the conditions in (a), (b) or (c), by giving at least ten (10) Business Days prior written notice to the other Parties.

13.6

Right to Termination.

No Party shall have the right to terminate this Agreement for cause or otherwise except as described in Section 13.2, Section 13.4, Section 13.5, Section 13.9, Section 14.2 and Section 16.21.

13.7

Effect of Termination Under Sections 13.4, 13.5, 14.2 & 16.21.

In the event that this Agreement is terminated by either party pursuant to Sections 13.4 13.5, 14.2 or 16.21, Owners shall pay to MGE Construct an amount equal to the sum of (1) the Cost of the Work incurred by MGE Construct in connection with the Work and the Project as of the date of termination, plus (2) to the extent not already reflected in (1), any termination charges incurred by MGE Construct that are imposed by Subcontractors as a result of the Termination and any other costs reasonably incurred by MGE Construct solely as a result of the termination to the extent that this sum is not reimbursed pursuant to insurance policies maintained by MGE Construct pursuant to Schedule II (it being specifically understood that Owners shall be responsible for the payment of all deductible amounts under any said insurance policies to the extent provided in Schedule II).  Upon such payment by Owners, Owners shall have exclusive ownership of the Facility and the Work and MGE Construct shall have no further obligations with respect thereto.

13.8

Completion; Survival.

Unless earlier terminated pursuant to the terms of this Article 13, this Agreement shall be deemed to be completed when both of the following have taken place:  (a) the Final Completion Date has occurred, and (b) Owners have paid the Cost of the Work in full pursuant to Article 9.  Notwithstanding the foregoing, MGE Construct’s obligations under Section 5.4.3 shall continue until the date that is seven (7) years after the Final Completion Date and MGE Construct’s obligations under Section 11.8 shall continue until the expiration of the applicable Subcontractor warranty periods pursuant to Section 11.8.  Notwithstanding anything in this Agreement to the contrary, the provisions of Section 11.11 and Article 12 shall survive the completion or termination of this Agreement and nothing in this Agreement shall be deemed to limit the applicable statute of limitations period within which any Party may bring a claim for breach of this Agreement.

13.9

Non-Appropriation.

The Parties agree that the State’s obligation under this agreement to pay its Allocated Share of the Cost of the Work is, if applicable to this Agreement, subject to funds being budgeted and appropriated for that purpose.  Should the State of Wisconsin fail to appropriate adequate funds for such purpose, the State shall be excused from such payment, but upon such event, MGE Construct shall have, without further notice to the State, the right to: (a) terminate and/or cease performance under this Agreement, (b) terminate some or all of the agreements with the University and/or the State relating to the Facility, (c) to exercise either, but not both, of the following remedies: (i) subject to the rights of Financing Parties, retain all Work produced through the date of such termination, without liability to the State and free of any lien or claim by the State to such Work; or (ii) to the extent permitted by law, collect from the State its obligation to pay to MGE the State’s Allocated Share of the Cost of the Work incurred to the date of such termination.  Such remedies shall survive the termination of this Agreement.  The State agrees to use its best efforts to request and/or support the appropriations necessary from the Legislature to pay the State’s obligations under this Agreement, including but not limited to making and supporting any necessary budgetary requests for the University.

ARTICLE 14 - PSCW MODIFICATIONS

14.1

PSCW Modifications.

The Parties have been informed and acknowledge that: (a) this Agreement will require the State, MGE, MGE Power and MGE Construct to make substantial contractual commitments and incur significant costs based upon the terms of this Agreement, including the terms that recognize the possibility that the PSCW may take action that results in the reallocation of costs within the Facility or the reallocation of risks among the State, MGE Power and MGE Construct; and (b) this Agreement will be executed in advance of the PSCW’s approval of the construction of the Facility.  The Parties agree that in the event that the PSCW shall take action that results in the reallocation of any costs or any risks relating to the Facility in a manner that materially affects any of the costs or obligations under this Agreement, the costs and/or obligations shall be adjusted accordingly among the Parties to this Agreement to reflect the effect of the PSCW action.  To the extent that the PSCW or any other Governmental Authority imposes any additional requirements or modifications that increase the overall cost of the Work, the State and MGE Power shall share such cost increase in proportion to their Allocated Shares as set forth in the Joint Ownership Agreement.

14.2

Conditional Right to Terminate Upon Material Reallocation of Costs.

In the event that the PSCW reallocates costs within the Facility between the State and MGE Power or between the State Assets and the MGE Power Assets in an amount that is greater than or equal to Five Million Dollars ($5,000,000), then the Party to whom additional costs are allocated shall thereupon have the right, exercisable upon not less than three (3) Business Days advance written notice to the other to terminate this Agreement.  Notwithstanding the foregoing, in the event that the other Party agrees to assume the difference in cost between the amount of costs reallocated by the PSCW and $5,000,000 increase over the Allocated Share of the Cost of the Work payable by the Party to whom additional costs are reallocated, there shall be no right to terminate this Agreement.

14.3

Cost Allocation Upon Termination.

Upon termination, costs among the Owners shall be allocated as set forth in the Joint Ownership Agreement.

14.4

Parties to Defend Cost Allocation.

In the event that the PSCW challenges the Parties’ Allocated Shares, the State and MGE Power agree to use their good faith efforts to defend it in proceedings before the PSCW.

ARTICLE 15 - NONDISCRIMINATION/AFFIRMATIVE ACTION

15.1

In General.

In connection with the performance of the Work under this Agreement, MGE Construct agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color handicap, sex, physical condition, developmental disability as defined in Wis. Stat. § 51.01(5), sexual orientation, national origin, or any other basis prohibited by law.  This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.  Except with respect to sexual orientation, MGE Construct further agrees to take affirmative action to ensure equal employment opportunities.

15.2

Affirmative Action Plan.

Contracts with a value of thirty thousand dollars ($30,000) or more require MGE Construct to submit a written affirmative action plan acceptable under Wisconsin Statutes and Administrative Code.  An exemption occurs from this requirement if the Contractor has a work force of less than thirty (30) employees.  MGE Construct is responsible for obtaining affirmative action compliance from its Subcontractors.  Technical assistance regarding this Article 15 is available from the Wisconsin Office of Contract Compliance, telephone (608) 266-5462.

15.3

Collective Bargaining Agreements.

Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom MGE Construct has a collective bargaining agreement, to refer either minorities or women shall excuse MGE Construct’s required initiatives under this Article.

15.4

Posting of Notices.

MGE Construct agrees to post in conspicuous places, available for employees and applicants for employment, a notice to be provided by the State that sets forth the provisions of the State of Wisconsin nondiscrimination policy.

15.5

Ineligible Contractors.

Failure to comply with the conditions of this Article may result in MGE Construct becoming declared an “ineligible” contractor, termination of this Agreement, or withholding of payment.

15.6

Establishment of Initiatives.

MGE Construct will establish and take appropriate initiatives to reach the goal of five percent (5%) minority-owned business enterprise (MBE) utilization for the Work under this Agreement.

ARTICLE 16 - MISCELLANEOUS

16.1

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Wisconsin without regard to the State’s conflict of law principles.

16.2

Interpretation.

16.2.1

Schedules are Part of Agreement.  This Agreement includes the attached Schedules I through XIV.

16.2.2

Entire Agreement.  This Agreement, together with the Schedules attached hereto and the Collateral Agreements, constitutes the entire agreement and complete understanding between MGE Construct and Owners with respect to the subject matter described herein and therein and supersedes all other understandings and agreements between the Parties with respect to such subject matter.

16.2.3

Order of Interpretation.  In the event of any inconsistencies between the terms and conditions of the body of this Agreement and the Schedules, the provision of the body of this Agreement shall prevail over the terms of any Schedule.

16.2.4

Captions.  Captions or headings to Articles, Sections or paragraphs of this Agreement are inserted for convenience of reference only, and shall not affect the interpretation or construction hereof.

16.2.5

Additional Principles of Construction.  The Agreement shall be interpreted in a manner as to be consistent with the following principles:

16.2.5.1

Use of Good Utility Practice.  It is the intent of the Agreement to require the application of Good Utility Practice to the Work where details of such Work are not included, are incomplete, are not specified, or are not clearly defined in the Specifications.

16.2.5.2

Integration of Project Documents.  It is the intent of the Parties that the Specifications for the Facility, this Agreement, and the Schedules hereto (the “Project Documents”) are to be interpreted as an integrated whole.  Where work or obligations are referenced in one of the Project Documents but not in another, MGE Construct shall coordinate the design and installation of the Work as if it were shown on both to the extent required to comply with the Acceptance Tests and Good Utility Practice.

16.3

Drafting Ambiguities.

Each Party to the Agreement and its counsel have reviewed and revised the Agreement.  The rule of construction that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of the Agreement, or any amendment thereto.

16.4

Third Party Beneficiaries.

Except with respect to the provisions of the Agreement pertaining to assignment, the Agreement is not intended to and shall not create rights of any character whatsoever in favor of any person other than the Parties to the Agreement and the University, and the obligation assumed therein are solely for the use and benefit of the Parties and the University.  The Parties agree that the University is a third-party beneficiary under this Agreement.

16.5

Good Faith and Fair Dealing.

Whenever the Agreement grants to any Party the right to take action, exercise discretion, or determine whether to approve a proposal of any other Party, the Party possessing the right shall act in good faith and shall deal fairly with each other.  In the event of a Dispute, the Parties shall be obligated to make a reasonable and diligent effort to resolve the Dispute at the appropriate level before invoking the dispute resolution procedures in Article 12.  Each of the Parties further expressly agrees that at all times it will exercise its good faith in the administration of this Agreement, and all actions of the Parties shall be designed to facilitate the successful completion of the Work by MGE Construct and to promote the effective and efficient administration of this Agreement, and to achieve the objective of providing efficient, reliable and economical long term energy and utility services to the University and MGE.  The Parties further commit to act in a timely fashion, consistent with maintaining the Project Schedule to: (a) review all documents, (b) respond to all requests for information, (c) support all applications for Authorizations; (d) respond to requests for access to off site support facilities and other assistance; and (e) resolve all differences and Disputes in a timely fashion.

16.6

Severability.

Every part, term or provision of the Agreement is severable from others.  Notwithstanding any possible future finding by duly constituted authority that a particular part, term or provision is invalid, void or unenforceable (but subject to the effect of the Parties’ agreements in Section 5.3 and Article 14), the Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

16.7

Survival.

All representations and warranties, and all agreements by the parties in this Agreement to indemnify each other shall survive the termination of this Agreement.  The termination of this Agreement shall not limit or otherwise affect the respective rights and obligations of the Parties which accrued prior to the date of termination, and which continue to exist following the termination of this Agreement.

16.8

Technical or Trade Usage.

When words that have a well-known technical or trade meaning are used to describe materials, equipment or services, such words will be interpreted in accordance with such meaning.  Reference to such standard specifications, manuals, or codes of any technical society, organization or association, or to the code of any governmental authority, whether such references be specific or by implication, shall mean the latest standard specification, manual or code (whether or not specifically incorporated by reference in the contract documents) shall change the duties and responsibilities of MGE Construct or Owners, or any of their agents, consultants, or employees from those set forth in the Agreement.

16.9

Amendments and Waivers.

This Agreement may be amended only by a written instrument signed by a duly authorized representative of each Party.  The failure of any Party to insist on one or more occasions upon strict performance of the obligations owed it by the other parties shall not waive or release such party’s right to insist on strict performance of such obligation or any other obligation in the future.

16.10

Notices.

Except as expressly provided otherwise in this Agreement, all notices given to any of the Parties pursuant to or in connection with this Agreement shall be in writing, shall be delivered by hand, by certified or registered mail, return receipt requested, by facsimile transmission with confirmation, or by Federal Express, Express Mail, or other nationally recognized overnight carrier.  Notices are effective when received.  Notice addresses are as follows:

If to MGE Construct:

MGE Construct LLC
133 South Blair Street
Madison, Wisconsin 53703
Attention:  Don Peterson

If to MGE Power:

MGE Power West Campus, LLC
133 South Blair Street
Madison, Wisconsin 53703
Attention:  Jeffrey Newman

If to the State:

Wisconsin Building Commission
Department of Administration
101 East Wilson St.
Madison, Wisconsin 53703
Attn:  Secretary

with copies to

Board of Regents
University of Wisconsin System
1860 Van Hise Hall
1220 Linden Drive
Madison, Wisconsin 53076
Attn:  Secretary

University of Wisconsin System Administration
1852 Van Hise Hall
1220 Linden Drive
Madison, Wisconsin 53076
Attn:  General Counsel

16.11

Change of Address.

Any Party may, by written notice to the other Parties given in accordance with the foregoing, change its address for notices.

16.12

Successors; Assignment.

This Agreement shall be binding upon the parties and their respective successors and permitted assigns.  No party shall make any sale, assignment, mortgage, pledge or other transfer of all or any portion of its rights or obligations under this Agreement, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the other Parties; provided, however, that: (a) any Party may make a collateral assignment of its interest in this Agreement to a Financing Party; and (b) this Section 16.12 shall not require the prior written consent of the State for any voluntary transfer in connection with a change in ownership, or the merger, restructuring or consolidation of MGE Construct or MGE Power, so long as the Agreement remains within the MGE Energy group of companies and the Parent Guarantee continues to guarantee performance of the Agreement, as so voluntarily transferred.  Any successor to MGE Construct or Owners’ respective interests (including the interest of the State or MGE Power) under this Agreement shall assume in writing all responsibilities of MGE Construct or Owners, as the case may be under this Agreement.

16.13

Counterparts.

This Agreement may be signed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

16.14

Further Assurances.

Each Party agrees to execute and deliver any such instruments and to perform any such acts as may be necessary or reasonably requested by any other Party in order to give full effect to the terms of this Agreement.

16.15

Interest.

Past due payments hereunder not contested in good faith shall bear interest from the due date until paid at the Late Payment Rate.

16.16

Relationship to Other Agreements.

16.16.1

The Parties recognize that this Agreement, the Operation & Maintenance Agreement, the Joint Ownership Agreement, the Ground Lease, Pre-Certification Cost Sharing Agreement, Backup & Station Service Agreement, the Facility Lease and any other documents relating to the Facility entered into between the State and/or the University and MGE and/or any of its affiliates (the “Collateral Agreements”) constitute an integrated and comprehensive set of agreements that are intended to facilitate the construction and operation of the Facility to provide efficient, reliable and economic long-term energy and utility services for the University and MGE.  All of the Collateral Agreements shall be read together to achieve these objectives and the Parties agree to support all such documents, regardless of whether they are a party to a particular Collateral Agreement.

16.16.2

Notwithstanding Section 16.16.1, the Agreement and the Collateral Agreements are separate and independent undertakings by the Parties.  Termination of one of these agreements shall not affect or impair the rights or obligation of the Parties under the Collateral Agreements, except as otherwise specifically provided herein and in the Collateral Agreements.

16.17

No Partnership; Third Party Beneficiaries.

The Parties hereby expressly disclaim any intention to create a joint venture or partnership relation between any of the Parties.  Except as expressly stated in this Agreement, there are no third party beneficiaries to this Agreement.

16.18

Further Documents and Actions.

Each Party shall promptly execute and deliver such further documents and assurances for and take such further actions reasonable requested by the other Parties as may be reasonably necessary to carry out the intent and purpose of this Agreement.

16.19

Time of the Essence; Cooperation to Control Costs.

The Parties recognize that time is of the essence in designing and completing construction of the Facility.  The Parties agree to use their good faith efforts to cooperate with each other and, where applicable, with Subcontractors to keep the Project on schedule, to control Project costs and to refrain from actions that drive up the Project costs or inject delay into the Project Schedule.

16.20

State Right to Approve; Failure to Promptly Respond Deemed Approval.

In all instances in this Agreement where the State has the right to provide feedback or approve of the actions of any Party with respect to the construction process, including without limitation, the State’s feedback and approval rights under Article 4.2 (Subcontractors), Article 4.2.6 (QA/QC Director), and Article 4.2.7 (Safety Director), the State shall use its best efforts to promptly respond, with due regard to the time sensitivity of the particular situation.  Unless expressly provided otherwise in this Agreement, in the event the State fails to respond in any such situation within ten (10) Business Days of the delivery of the information or notice that triggers the State’s right to approve or provide feedback (or within three (3) Business days, in the case of Article 4.2 (Subcontractors)), the Parties agree that  the State shall be deemed to have approved the item in question or to have waived its right to provide feedback, as the case may be.

16.21

Contingent On Issuance of CPCN and Other Authorizations.

The Parties obligations to continue to proceed in accordance with this Agreement are contingent upon the issuance of the CPCN and any other required Authorizations for the Facility.  If the PSCW has not issued the CPCN for the Project by December 31, 2003, then any Owner shall have the right to terminate this Agreement by written notice to the other Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

MGE CONSTRUCT	MGE CONSTRUCT LLC
By: /s/ Jeffrey C. Newman, Manager By: /s/ Gary J. Wolter, Manager

     Signatures of Jeffrey C. Newman and Gary J. Wolter, as Managers of MGE Construct LLC, a Wisconsin limited liability company, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

OWNERS	MGE POWER WEST CAMPUS, LLC
By: /s/ Jeffrey C. Newman, Manager By: /s/ Gary J. Wolter, Manager

    Signatures of Jeffrey C. Newman and Gary J. Wolter, as Managers of MGE Power West Campus LLC, a Wisconsin limited liability company, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

STATE OF WISCONSIN, ACTING BY AND THROUGH THE DEPARTMENT OF ADMINISTRATION FOR THE BENEFIT OF THE BOARD OF REGENTS OF THE UNIVERSITY OF WISCONSIN SYSTEM
By: /s/ Marc J. Marotta, Secretary, State of Wisconsin Department of Administration

AND BY
/s/ James Doyle The Honorable Jim Doyle Governor of The State of Wisconsin

     Signatures of Marc J. Marotta, as Secretary and The Honorable Jim Doyle, as Governor, to me known to be such officer, who executed the foregoing instrument, by its authority, as the deed of such entity, authenticated this ____ day of October, 2003.

Attached Schedules:

Schedule I

Definitions

Schedule II

Insurance

Schedule III

Acceptance Testing

Schedule IV

[Intentionally Omitted]

Schedule V

[Intentionally Omitted]

Schedule VI

Payment Schedule

Schedule VII

Lay Down Areas

Schedule VIII

GMP Template

Schedule IX

The Work

Schedule X

Approved Construction Subcontractors and Major Equipment Suppliers

Schedule XI

[Intentionally Omitted]

Schedule XII

Subcontractor Warranties

Schedule XIII

Form of Parent Guarantee

Schedule XIV

Governmental Authorizations to be Obtained for Project

Schedule I

Definitions

“Acceptance Tests/Acceptance Testing” shall mean the performance tests, to be performed on the Facility as more particularly set forth on Schedule III, including any adjustments thereto as provided in this Agreement or as otherwise agreed to by the Parties to address the conditions present at the time the Facility is available for testing.

“Acceptance Test Capacity Guarantee” shall have the meaning assigned to it in Section 11.3.

“Acceptance Testing Period” shall have the meaning set forth in Section 11.2.3.

“Addendum” or “Addenda” shall have the meaning assigned to it in Section 8.1.

“Affiliate” shall mean (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party, and (ii) any Person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of, or other ownership interests in, a Party or of which the Party is directly or indirectly the owner of five percent (5%) or more of any class of equity securities or other ownership interests.

“Agreement” shall have the meaning assigned to it in the first paragraph of this Agreement.

“Allocated Share” shall mean, with respect to the State,  44.44% and, with respect to MGE Power, 55.56%, as adjusted in accordance with Section 7.1.

“Authorization” shall mean any license, permit, approval, filing, waiver, exemption, variance, clearance, entitlement, allowance, franchise, or other authorization, whether from any Governmental Authority, corporate or otherwise.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which either the state or national banks in the State of Wisconsin are not open for the conduct of normal banking business.

“Change Order” shall mean a document issued pursuant to Article 8, which describes changes in or to the Work.

“Chilled Water Capacity Baseline” shall have the meaning set forth in Section 11.3.3.

“Chilled Water Commercial Operation” shall have the meaning set forth in Section 10.3.2.

“Chilled Water Commercial Operation Date” shall mean the date on which the Facility achieves Chilled Water Commercial Operation.

“City Water Supply” shall have the meaning set forth in Section 7.5.

“Collateral Agreements” shall have the meaning set forth in Section 16.16.

“Commercial Operation” shall mean that Steam Commercial Operation and Chilled Water Commercial Operation has occurred.

“Commercial Operation Date” shall mean the date on which the Facility achieves Commercial Operation.

“Construction Commencement Date” shall have the meaning assigned to it in Section 10.1.

“Cost of the Work” shall have the meaning assigned to it in Section 7.1.

“Cost Savings” shall have the meaning assigned to it in Section 7.3.

“CPCN” shall have the meaning assigned to it in the Recitals to this Agreement.

“Damages Cap shall have the meaning set forth in Section 11.10.

“Defects”, individually a “Defect”, shall have the meaning assigned to it in Section 11.5.

“Delay Default Date” shall mean January 1, 2006, as such date may be extended by any Force Majeure condition, but not later than April 1, 2006.

“Department” shall mean the State of Wisconsin Department of Administration.

“Dispute” shall have the meaning assigned to it in Section 12.1.

“DNR” shall have the meaning assigned to it in Section 3.2.1.

“DNR Authorizations” shall have the meaning assigned to it in Section 3.2.1.

“DOA Secretary shall have the meaning set forth in Section 12.1.

“Easement Areas” shall have the meaning assigned to it in Section 4.10.

“Effective Date” shall mean the date that this Agreement has been signed by MGE Construct, MGE Power and the Governor of the State of Wisconsin.

“Engineer” shall have the meaning assigned to it in Section 4.2.2.

“Engineer’s Contract” shall have the meaning assigned to it in Section 4.2.2.

“Engineering Plan” shall mean the engineering plan for the Facility, which engineering plan is filed with the DNR in accordance with Wis. Stat. § 196.491 (3)(a)3.a.

“Equipment Instruction Manual” shall mean the manual or manuals provided by MGE Construct to Owners pursuant to Section 3.1.6, including operation requirements, guidelines and manuals established by the manufacturers of the major equipment for the Facility.

“Excluded GMP Costs” shall have the meaning assigned to it in Section 7.2.4.

“Facility” shall mean the co-generation facility as more particularly described in the Recitals to this Agreement.

“Facility Lease” shall mean the lease of the Facility by MGE Power to MGE.

“Facility Start Up” shall mean the activities following completion of construction of the Facility, but prior to Acceptance Testing, that are necessary to accomplish the initial start up of the equipment within the Facility that generates electricity, steam and chilled water, including, without limitation, the flushing of lines, pressure testing of pipes, filling equipment with oils and other fluids, and the provision of any equipment vendor services relating thereto.

“Final Completion” shall have the meaning assigned to it in Section 10.6.

“Final Completion Date” shall mean the date Final Completion occurs.

“Final Payment” shall have the meaning assigned to it in Section 9.5.

“Financing Party” shall mean any Person, other than Parties, providing debt or equity financing (including equity contributions or commitments) refinancing of any guarantees, insurance or credit support for or in connection with such a financing or refinancing, in connection with the development, construction, ownership or leasing operation or maintenance of the Facility, or any part thereof including any trustee or agent acting on any such Person’s behalf.

“Force Majeure” shall mean in respect of any Party  an event beyond the reasonable control of such Party which prevents or delays such Party from performing its obligations under this Agreement (except for the obligation to pay money) or which increases its costs of performing those obligations.  Examples include, to the extent they otherwise meet the foregoing definition, the following: war, hostilities, civil disturbances, any kind of local or national emergency, riot, fire, flood, hurricane, storm, earthquake, concealed or subterranean conditions at the Site that could not be discovered by a reasonable inspection of the Site, consistent with the limitations on access provided by the University, power failure or power surge (except those resulting from MGE Construct’s negligence), epidemic, explosion, sabotage, act of God, acts or failures to act by Governmental Authorities (including failure to issue, delays in issuing beyond the period provided by law, or if no such period is provided, beyond the customary period, or revocation of Authorizations, except to the extent any such failure, delay or revocation is due to the negligence or willful misconduct of MGE Construct or its Affiliates), failure of the Subcontractors or Suppliers to perform or deliver on a timely basis, to the extent such failure is due to a force majeure condition affecting the Subcontractor or Supplier, strike, slowdown or other labor unrest (other than a localized strike against an individual employer), delay of carriers, failure of the usual modes of transportation, embargo, change in any applicable Law from that in effect on the date hereof, any condition at the Site that requires remediation under any applicable Law related to the environment, or expropriation or confiscation of facilities.  The effect of Force Majeure upon the Guaranteed Maximum Price and upon the Guaranteed Mechanical Completion Date and the Delay Default Date shall be limited as more particularly set forth in Sections 7.2.4 and 13.5.3.  Force Majeure shall not include breach of contract by Subcontractors or Suppliers.

“Good Utility Practice” shall mean, at any particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric power generating industry (including without limitation cogeneration facilities) prior to such time and by constructors, owners, operators or maintainers of facilities similar in size and operational characteristics to the Facility, or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable costs consistent with applicable Law and the Authorizations, environmental considerations, good business practices, reliability, safety, expedition and the manufacturer’s maintenance requirements, provided that “Good Utility Practice” is not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of the acceptable practices methods or acts generally accepted in such industry having due regard for, among other things, the manufacturer’s maintenance requirements, the requirements of Governmental Authorities and any applicable agreements.

“Governmental Authority” shall mean the federal government of the United States, and any state, county or local government or regulatory department, body, political subdivision, commission, agency, instrumentality, ministry, court, judicial or administrative body, taxing authority, or other authority thereof (including any corporation or other entity owned or controlled by any of the foregoing) having jurisdiction over either Party, the Facility or the Site, whether acting under actual or assumed authority, but shall not include the State acting as Owner.

“Ground Lease” shall have the meaning assigned to it in the definition of Site.

“Guarantee Assurance Payment” shall have the meaning set forth in Section 7.2.7.

“Guaranteed Mechanical Completion Date” shall mean June 1, 2005, as such date may be extended by any Force Majeure condition, but not later than October 1, 2005.

“Guaranteed Maximum Price” shall have the meaning assigned to it in Section 7.2.

“Guarantees” shall have the meaning assigned to it in Section 7.2.7.

“Hazardous Substances” shall mean, collectively, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated under any federal, state or local law relating to the protection of the environment, including the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq., or any similar state statute.

“Incremental Water Supply Costs” shall have the meaning assigned to it in Section 7.5.

“Independent Engineer” shall mean a qualified independent engineering firm mutually agreeable to MGE Construct and the State, to be selected by them not later than thirty (30) days prior to the commencement of construction.  The Parties shall employ the Independent Engineer, whose compensation shall be a part of the Cost of the Work, to verify that Mechanical Completion has occurred and to resolve any disputes among the Parties as to the items that should appear on the Punch List.

“Joint Ownership Agreement” shall mean that certain Joint Ownership Agreement dated as of October 1, 2003, among the State, the University and MGE Power.

“Late Payment Rate” shall mean, for any period, the lesser of (i) 10.5% per annum simple interest, non-compounded, and (ii) the maximum rate permitted by applicable Law.

“Law” shall mean (i) any law, legislation, statute, act, rule, ordinance, decree, treaty, regulation, order, judgment, or other similar legal requirement, or (ii) any legally binding announcement, directive or published practice or interpretation thereof, enacted, issued or promulgated by any Governmental Authority.

“Lay Down Areas” shall have the meaning assigned to it in Section 4.10.

“Major Equipment Suppliers” shall have the meaning assigned to it in Section 4.2.4.

“Mechanical Completion” shall have the meaning set forth in Section 10.2.

“Mechanical Completion Date Guarantee” shall have the meaning set forth in Section 11.4.

“MGE” shall mean Madison Gas and Electric Company, a Wisconsin corporation.

“MGE Construct” shall have the meaning assigned to it in the first paragraph of this Agreement.

“MGE Construct Event of Default” shall have the meaning assigned to it in Section 13.1.

“MGE Energy” shall mean MGE Energy, Inc., a Wisconsin corporation and parent entity of MGE, MGE Power and MGE Construct.

“MGE Power” shall mean MGE Power West Campus, LLC, a Wisconsin limited liability company, whose sole member is MGE Power LLC, whose sole member is MGE Energy, Inc.

“MGE Power Assets” shall mean the MGE Power-Owned Facility Property, as identified in the Joint Ownership Agreement.

“Minimum Required Capacity” shall have the meaning assigned to it in Section 11.3.1.

“O & M Agreement” shall mean that certain Operation and Maintenance Agreement of even date between MGE, the University and the State.

“Operator” shall mean MGE, and its successor(s) as operator of the State Owned Assets under the O & M Agreement.

“Owners” shall mean MGE Power and the State.

“Owners Event of Default” shall have the meaning assigned to it in Section 13.3.

“Parent Guarantee” shall have the meaning assigned to it in Section 4.21.

“Parties” shall mean MGE Construct, MGE Power and the State, when referred to collectively and “Party” shall mean any one of the Parties referred to singly.

“Payment Due Date” shall have the meaning assigned to it in Section 9.1.2.

“Payment Milestones” shall mean those milestones set in Schedule VI.

“Payment Milestone Schedule” shall mean Schedule VI.

“Payment Period” shall have the meaning assigned to it in Section 9.1.1.1.

“Person” shall mean any individual, firm, company, association, general partnership, limited partnership, limited liability company, trust, business trust, corporation, public body, or other legal entity.

“PM/CM” shall have the meaning assigned to it in Section 4.2.3.

“PM/CM’s Contract” shall have the meaning assigned to it in Section 4.2.3.

“Pre-Agreement Work” shall mean any Work in the process of being completed prior to the execution of this Agreement by Operator or its Subcontractors and Suppliers.

“Prime Subcontractor” shall have the meaning assigned to it in Section 4.2.5.

“Prime Subcontractor Contracts” shall have the meaning assigned to it in Section 4.2.5.

“Progress Report” shall have the meaning assigned to it in Section 9.1.1.1.

“Project” shall mean the development of the Facility at the Site by the MGE Construct, and shall include the Work.

“Project Documents” shall have the meaning assigned to it in Section 16.2.5.2.

“Project Schedule” shall mean the schedule of activities (including all amendments or supplements thereto following the Effective Date of this Agreement) during the Project that coordinates all aspects of the Project, including without limitation, permitting, engineering, procurement of equipment and materials, construction, Facility Start Up, Mechanical Completion, Acceptance Testing, Steam Commercial Operation, Chilled Water Commercial Operation, completion of the Punch List and Project close out.  The Project Schedule will include, without limitation, the Payment Milestone Schedule and sub-Project schedules for each of the major participants in the Project.

“Promised Chilled Water Capacity” shall have the meaning assigned to it in Section 11.3.

“Promised Steam Capacity” shall have the meaning assigned to it in Section 11.3.

“PSCW” shall have the meaning assigned to it in the Recitals to this Agreement.

“Punch List” shall have the meaning assigned to it in Section 10.5.

“Punch List Holdback Amount” shall have the meaning assigned to it in Section 10.5.

“QA/QC Director” shall have the meaning assigned to it in Section 4.2.6.

“QA/QC Contract” shall have the meaning assigned to it in Section 4.2.6.

“Remedial Measures” shall have the meaning assigned to it in Section 11.3.1.

“Safety Director” shall have the meaning assigned to it in Section 4.2.7.

“Safety Contract” shall have the meaning assigned to it in Section 4.2.7.

“Safety Plan” shall have the meaning assigned to it in Section 4.8.

“Security Plan” shall have the meaning assigned to it in Section 4.9.

“Site” shall mean the parcel of land located in Sections 15, 16, 21 and 22, Township 7 North, Range 9 East, in the City of Madison, Dane County, Wisconsin, which parcel is bounded by Walnut Street on the West, Herrick Drive on the North, the existing UW Physical Plant buildings and oak trees to the East, and the North wall of the existing Walnut Street heating plant on the South, the legal description of which is attached as Exhibit A to that certain Ground Lease dated as of July 1, 2002 between MGE Power and the University, as it may be amended from time to time (“Ground Lease”).

“Soil Disposal Area” shall have the meaning assigned to it in Section 4.10, as more particularly described in the diagram attached to the Ground Lease as Exhibit B.

“Specifications” shall mean the Design Review Manual prepared by Engineer, which is incorporated into this Agreement by this reference, and any supplements or amendments thereto that may be agreed to by the Parties after execution of this Agreement.  The Specifications shall further include any Change Orders and other changes to the Work authorized in accordance with Article 8 of this Agreement.

“State” shall have the meaning assigned to it in the first paragraph of this Agreement.

“State Assets” shall mean the University-Owned Facility Property, as identified in the Joint Ownership Agreement.

“State Authorizations” shall have the meaning assigned to it in Section 5.4.3.

“Steam Capacity Baseline” shall have the meaning set forth in Section 11.3.3.

“Steam Commercial Operation” shall have the meaning set forth in Section 10.3.

“Steam Commercial Operation Date” shall mean the date on which the Facility achieves Steam Commercial Operation.

“Subcontractor” shall mean every Person (other than employees of MGE Construct) employed or engaged by MGE Construct or any Person (other than Owners) directly or indirectly in privity with MGE Construct (including every sub-subcontractor of whatever tier) to perform any portion of the Work, whether the furnishing of labor, materials, equipment, services or otherwise.

“Subcontractor Protections” shall have the meaning assigned to it in Section 11.8.

“Subcontractor Recoveries” shall have the meaning assigned to it in Section 11.10.

“Suppliers” shall mean a manufacturer, fabricator, supplier, distributor, materialman or vendor having a direct contract with MGE Construct or with any Subcontractor to furnish materials or equipment to be incorporated in the Work by MGE Construct or any Subcontractor.

“Term” shall mean the duration of this Agreement, from the Effective Date until Final Completion.

“Testing Engineer” shall have the meaning set forth in Section 11.1.

“Traffic Control Plan” shall have the meaning set forth in Section 4.7.

“Uninsured Force Majeure” shall mean any event of Force Majeure, or portion thereof, not covered by the insurance required to be carried in connection with the Project.

“University” shall mean the Board of Regents of the University of Wisconsin System.

“Warranty Period” shall mean, with respect to any component, the applicable length of any warranties provided by the related Subcontractor.

“Work” shall mean all design, engineering, procurement, construction, erection, installation, training, start-up and testing activities and services necessary to achieve a complete and operable Facility in accordance with the terms of this Agreement, to achieve Mechanical Completion, Commercial Operation, and Final Acceptance, and shall include all activities and services described in Schedule IX and in Section 3.1; provided, that Work shall not include those obligations of Owner set forth in Article 5.

Schedule II – Part 1

Insurance

Insurance During Construction

The Parties shall maintain insurance during construction as follows:

Owners shall use their best efforts to procure and establish an Owner Controlled Insurance Program (“OCIP) to insure against the Project construction risks normally covered by the following types of insurance policies: (a) Subcontractor’s workers compensation insurance; (b) Subcontractor’s comprehensive third party legal liability insurance; and (c) MGE Construct’s comprehensive third party legal liability.  The OCIP shall include completed operations coverage.  If such insurance can be obtained at reasonable cost, Owners shall procure such insurance, and the State and MGE Power shall prorate the premium for and other costs of such insurance in proportion to their Allocated Shares in the Facility; provided, however, that the State’s pro-rated share of such OCIP expenses shall be deemed to be included in the Guaranteed Maximum Price unless the expense of such OCIP, including without limitation premium cost and administration expense, exceeds the amounts budgeted for the corresponding insurance coverages in the estimated Project budget.  The State and MGE Power shall pro-rate any deductible or self-insurance retained amount under such OCIP in proportion to their Allocated Shares.

In the event an OCIP is not available to Owners or in the event the State and MGE Power determine that an OCIP is prohibitively expensive for the Project, then MGE Construct shall purchase and maintain and/or cause its Subcontractors (except for subcontracts involving less than $100,000) to purchase the following types and amounts of insurance:

•

Comprehensive third-party legal liability insurance and other such insurance as is appropriate for performance of this Agreement.  Such insurance shall include, but not be limited to, protection from the following occurrences:

•

Claims arising from Worker’s Compensation statutes or similar employee benefit acts, or third-party legal liability claims arising from bodily injury, sickness and disease, or death of employees.  The minimum limits of such coverage shall be as required by Law.

•

Third-party legal liability claims against MGE Construct arising from its operations and the operations of Subcontractors with such protection extended to provide comprehensive coverage, including personal injury, completed operations, explosion and collapse hazard, and underground hazard.  The minimum combined limit for personal injury and property damage liability shall be $1,000,000 per occurrence and $2,000,000 in the aggregate.

•

Third-party legal liability claims arising from bodily injury and/or damage to property of others from the ownership, maintenance or use of any motor vehicle, both on-site and off site.  The minimum combined limit for personal injury and property damage liability shall be $1,000,000 per occurrence.

Owners shall purchase and maintain property insurance  (Builder’s Risk) covering the Project, including improvements to real property, as well as goods and materials on the Premises which are to be incorporated into the Project.  Such property insurance shall be for the full insurable value of the property covered and shall be written on an “All Risk” basis covering physical loss and damage including theft, vandalism and malicious mischief, collapse, water damage, and such other perils as may be applicable to a Project.  Such insurance shall include the interest of MGE Power, the Department, MGE Construct, the University, the Trustee, and all Subcontractors as their interests may appear.

MGE Construct shall purchase and maintain excess liability /umbrella liability insurance on an occurrence basis covering claims in excess of, and following the terms of, the insurance set forth in this Schedule with a $25,000,000 minimum limit per occurrence and $25,000,000 annual aggregate limit.

All insurance required by this Agreement shall be purchased and maintained with a company or companies lawfully authorized to do business in the State.  Such insurance shall be for limits of liability as specified for the Project or legally required, whichever is greater.  All required insurance policies shall be endorsed to provide thirty (30) Days prior written notice by certified mail, of any material change, cancellation, or non-renewal to MGE Power and the Department.  Proof of the required insurance and endorsements shall be made by submission to MGE Power and the Department, prior to commencement of a Project, of certificates of insurance and endorsements satisfactory to MGE Power and the Department.  All required insurance shall be maintained until MGE Power and the Department have accepted the Project and Final Payment has been made.

Schedule III

Acceptance Testing

MGE Construct shall provide the State and MGE Power at least fourteen (14) days advance notice of the date upon which MGE Construct intends to start up and have the qualified independent testing company perform the Acceptance Tests upon the Facility.  In connection with such Testing, MGE Construct shall further notify any Governmental Authority to whom such notice is required.  Acceptance Tests shall be conducted in accordance with the applicable Acceptance Test protocols, as set forth below:

1.

Acceptance Tests for Chilled Water Production Equipment:

•

Factory Tests and Associated Performance Curves (ARI Standard 550/590-98)

•

Certified Field tests of one chiller.  If the chiller satisfies such tests, such testing will be deemed complete.  If such chiller fails to satisfy these tests, then the Parties will proceed to test all chillers.

•

Cooling tower capacity testing in accordance with Cooling Tower Institute (CTI) test protocols.

•

System Acceptance Testing: (a) Capacity – Demonstrate 20, 000 tons, @ 40 degrees Fahrenheit having a temperature differential of 10 degrees from chilled water return at 50º F, with a 85º F condensing water temperature and maintaining a 32 PSIG pressure increase between campus chilled water return pipe and campus chilled water supply; (b) System Efficiency Test .85kW/ton; and (c) Duration of system tests in accordance with ARI standards.

•

Secondary Chilled Water Pumps – As per factory tests.

1.

Acceptance Tests for Steam Generation Equipment

•

Factory Tests, associated performance curves and associated data

•

Field Test of equipment coordinated with acceptance testing of electric system.

•

System Acceptance Testing: (a) Capacity – demonstrate 400,000 lbs/hour @ 175 PSIG with 1 degree Fahrenheit superheat; (b) Steam Quality – USDA Food Grade Water Treatment Chemicals; (d) Duration of system tests – over a period of one hour.

1.

Acceptance Tests for Electric Generation Equipment

•

Acceptance tests for Electric Generation Equipment shall be as provided in Schedule 3.2 of the Facility Lease.

•

MGE Construct will develop, using a qualified outside testing firm, appropriate additions to the above-referenced testing protocols to allow for testing during conditions that may exist at different times of the year, including less than ideal test conditions.  MGE Power and the State shall take all necessary actions, including without limitation, taking delivery of all steam and chilled water output, and the State shall coordinate with the University to ensure that necessary actions are taken, so that the Acceptance Tests can be completed on the dates so scheduled.

Schedule IV

[Intentionally Omitted]

Schedule V

[Intentionally Omitted]

Schedule VI

Payment Milestone Schedule

See Attached

Schedule VII

Lay Down Areas

See Attached

Schedule VIII

GMP Template

See Attached

Schedule IX

The Work

The Work shall include all design, engineering, procurement, permitting (to the extent provided in the EPC Contract), construction, erection, installation, training, start-up and testing activities and services necessary to achieve a complete and operable Facility with the following equipment and systems:

•

Two (2) GE Packaged Power, Inc. LM6000 Gas Turbine Generator Sets with:

o

GE generator

o

Dual fuel system

o

Water injection system for NOx control

o

Inlet air anti-ice system (heater coil)

o

Inlet chiller coil

•

One (1) General Electric Company Steam Turbine Generator Set with:

o

GE Design Generator

o

Mark VI Turbine Control System

o

Lube and Control Oil System

o

Gland Sealing System

•

Two (2) Deltak HRSGs, including HRSG modules, inlet and firing duct work, complete ammonia unloading, storage and injection system, SCR and CO catalyst, exhaust stacks with silencers, steam drums, pressure parts, walkways, ladders and stairs and boiler trim.

•

Steam turbine condensing system consisting of a condenser, circulating water system, and cooling towers

•

Two (2) York 1700 ton YK Inlet Air chiller unit  (CTG IAC) and CTG IAC Chiller Tower

•

Chilled water system consisting of

o

Four (4) York 5000 ton Titan OM chiller units (Campus chillers)

o

Marley Cooling Technologies, Inc. Cooling Towers (Campus Chilled Water Tower)

o

Primary and secondary chilled water pipes and pumping

•

Campus steam and steam condensate equipment, piping and metering for 400,000 pounds per hour of continuous steam, connections to campus steam and condensate piping systems, poured in-place concrete box conduit systems.

•

Lake water piping, lake water pumping equipment, sanitary sewers and pumping, storm sewers.

•

Continuous Emission Monitoring system

•

Process water systems consisting of an Environmental Dynamics Corp water treatment and condensate polisher system, water storage tank, demineralization units, and a demineralized water storage tanks

•

Chemical treatment systems consisting of HRSG feedwater and circulating water treatment systems

•

Wastewater collection and treatment system

•

Fuel supply systems including natural gas conditioning system and a 500,000 gallon ultra low sulphur storage system

•

Fire protection systems

•

Plant buildings including lighting and HVAC

•

Site Improvements, roads, sidewalks, site lighting, building relocations, fencing

•

Plant electrical systems including step-up transformers and high voltage interties, emergency backup diesel generators, and blackstart capabilities.

•

One (1) Konecranes, Inc. top running double girder bridge crane

•

Signal, data, metering and communications wiring and equipment

•

Plant control system

•

Removal and relocation of campus buildings to the extent provided in Section 7.2.4.2

•

City Water Supply

Schedule X

Approved Subcontractors and Suppliers

Subcontractors
	Washington Group International, Inc.	Project Engineer
	Industrial Energy Applications, Inc.	Project Manager/Construction Manager
	J.F. Ahern Company	Plant Process Piping
	AZCO, Inc.	Major Equipment Setting
	JP. Cullen & Sons, Inc.	Plan Substructure & Superstructure
	Hooper Corporation	Substation Electrical
	Marley Cooling Technologies, Inc.	Cooling Tower Erection
	Westphal & Company, Inc.	Plant Electrical

Major Equipment Suppliers
	General Electric Packaged Power systems, Inc.	LM6000 Gas Turbine Generator Sets
	General Electric Company	Steam Turbine Generator Set
	Deltak, L.L.C.	Heat Recovery Steam Generators
	York International, Inc.	Chillers
	Marley Cooling Technologies, Inc.	Cooling Towers
	KSB, Inc.	Large Pump Manufacturer

Schedule XI

[Intentionally Omitted]

Schedule XII

Subcontractor Warranties

SUPPLIER	EQUIPMENT	WARRANTY PERIOD
York International Corporation	Centrifugal water chillers, including four (4) 5000 ton Titan OM Chiller units and two (2) 1700 ton YK Turbine Inlet Air Chiller units (YK Chillers)

Supplier shall warrant the Work as set forth in Article 20 of the General Conditions for the period defined by this section (the "Warranty Period").  The Warranty Period as applied to the YK Chiller units shall be twelve (12) months following acceptance of the Work in accordance with Article 7.1 of the General Conditions.  The Warranty Period as applied to each Titan OM Chiller unit individually shall be twelve (12) months, and shall commence at the earliest of the following dates: (a) acceptance of the Work in accordance with Article 7.1 of the General Conditions; or (b) successful completion of performance testing of the relevant unit; or (c) completion of 250 hours of operation following successful start-up and commissioning of the relevant unit.

Marley Cooling Technologies, Inc.	Cooling Towers

Supplier shall warrant the Equipment and Materials and Field Services as set forth Article 20 of the General Conditions for a period equal to twelve (12) months following the date of Commercial Operation, not to exceed twenty four (24) months following the date of Supplier’s final invoice (not to be dated prior to meeting all requirements set forth in Article 4.5 of the General Conditions), whichever occurs first, except that Seller shall warrant the all fans, gearboxes, drive shafts, couplings, torque tubes, and mechanical equipment supports (collectively, the "Mechanical Equipment") associated with the CTG IAC Chiller Tower, as set forth in Article 20 of the General Conditions, for a period of sixty (60) months from the date of shipment from Supplier, on the condition that Company maintain the Mechanical Equipment, in substantial conformance with applicable user manuals provided to Company by Supplier.

General Electric Company

One (1) Steam Turbine Generator Set with GE design generator, Mark VI Turbine Control System, gland sealing system, Delivery FOB, technical direction for Installation, Start-up and Testing, Consumable spares for start-up, On-Site training

Seller shall warrant the Equipment and related Services as set forth in Appendix A for twelve (12) months following the date of first synchronization to the grid for the respective Unit or twenty-one (21) months following the actual Shipment Date of the last Major Component shipped, whichever period shall first expire (the “Warranty Period”).  The actual shipment date for purposes of defining Warranty period shall be no earlier than the Scheduled Shipment Date, or I the event the Equipment is placed into storage, the date of the bill of lading for the first Major Component shipment, but no later than 90 days beyond the Scheduled Shipment Dates

GE Packaged Power, Inc.	Gas Turbine Generator Sets

Seller shall warrant the Equipment and related Services as set forth in Appendix A for twelve (12) months following the date of first synchronization to the grid of the respective Unit or twenty-one (21) months following the actual Delivery Date, whichever period shall first expire (the “Warranty Period”).  The actual Delivery Date for purposes of defining Warranty Period shall be no earlier than the Scheduled Delivery Date, or in the event the Equipment is placed into storage, the date of the bill of lading for the first shipment of each unit, but no later than 90 days beyond the Scheduled Delivery Dates.

ABB Inc.	Gas-filled transformers, including one (1) ST GSU Transformer, two (2) GTG GSU Transformers, and two (2) Chiller Aux Transformers

Supplier shall warrant the Work as set forth in Section 13 of the Agreement for a period of up to sixty-six (66) months from the Date of Delivery, but in no event shall any warranties exceed seventy-eight (78) months from initial delivery.  Additional warranty protections apply during the first 12 months following energization.  Repairs or replacements made during the Warranty Period shall be warrantied for twelve (12) months following the repair or replacement.

Alfa Laval, Inc.	Plate and frame heat exchangers	Supplier shall warrant the Work as set forth in Section 13 of the Agreement for a period of twelve (12) months following the Commercial Operation Date.
Cummins NPower, LLC	Diesel generator

Supplier shall warrant the Work as set forth in Section 13 of the Agreement for a period of twelve (12) months after successful start-up and commissioning of the Work, but not to exceed twenty-four (24) months from actual delivery of the Equipment and Materials.  Equipment repaired or replaced pursuant to the warranty provisions shall be warrantied for twelve (12) months from such repair and or replacement.

Konecranes, Inc.	Bridge crane

Supplier shall, in accordance with the provisions of Section 13 of the Agreement, remedy any nonconforming part of the Work which is observed by Company within twelve (12) months from the date the Facility is used and useful for the purpose of delivering steam, chilled water and electric energy.  Any remedy and/or replacement of nonconforming work shall be subject to the warranties in the Agreement.

SSI Equipment Inc.	Diffuser Strainers

Supplier shall, in accordance with the provisions of Section 13, either repair or replace any nonconforming part of the Equipment and Materials that is observed by Company within twelve (12) months of Commercial Operation.  “Commercial Operation” shall mean the date when the Facility is used and useful for the purpose of delivering steam, chilled water and/or electric energy to its intended users.  Any remedy and/or replacement of nonconforming Equipment and Materials or a portion thereof shall be warranted for twelve (12) months from such repair and/or replacement of the nonconforming equipment and Materials or portion thereof.

Starfire, Inc.	Fire Pumps

Supplier shall, in accordance with the provisions of Section 13, either repair or replace any nonconforming part of the Equipment and Materials that is observed by Company within twelve (12) months of Commercial Operation, not to exceed 24 months from delivery.  “Commercial Operation” shall mean the date when the Facility is used and useful for the purpose of delivering  steam, chilled water and/or electric energy to its intended users.  Any remedy and/or replacement of nonconforming Equipment and Materials or a portion thereof shall be warranted for twelve (12) months from such repair and/or replacement of the nonconforming Equipment and Materials or portion thereof.

Thermal Engineering International	Surface condenser and accessories

Supplier shall warrant, as set forth in Article 20 of the General conditions, the Work for a period (the “Warranty Period”) of twelve (12) months following the date of Commercial Operation, or thirty (30) months after delivery of Equipment and Materials to the Project Site, whichever occurs first.  Aggregate warranty period shall not exceed twenty-four (24) months from the date of Commercial Operation or forty-two (42) months after delivery of Equipment and Materials to the Project Site, whichever occurs first.

Universal Compression, Inc.	Fuel Gas Compressors

Pursuant to the terms of Section 13 of the Agreement, Supplier shall without cost to Company either repair or replace any nonconfoming part of the Equipment and Materials that is observed by Company within twelve (12) months of Commercial Operation or eighteen months (18) months from delivery, whichever period ends earlier (hereinafter the Warranty Period”), or replace F.O.B. Project Site without cost to Company, any part of the Equipment and Materials.  “Commercial Operation” shall mean the date when the Facility is used and useful for the purpose of delivering steam, chilled water and electric energy to its intended users.  Any remedy and/or replacement of nonconforming Equipment and Materials or a portion thereof shall be warranted for twelve (12) months from such repair and/or replacement of the nonconforming Equipment and Materials or portion thereof.

Schedule XIII

Form of Parent Guarantee

CORPORATE GUARANTEE AGREEMENT

THIS AGREEMENT is made as of ________________, ______, by MGE Energy, Inc., a Wisconsin corporation (“Guarantor”).

R E C I T A L S :

A.

MGE Construct LLC, a Wisconsin limited liability company, MGE Power West Campus, LLC, a Wisconsin limited liability company (each an “Obligor” and collectively the “Obligors”), and the State of Wisconsin by and through the Wisconsin Department of Administration for the benefit of the Board of Regents of the University of Wisconsin System (the “State”) are entering into an Engineering, Procurement and Construction Agreement dated the date hereof (the “Design and Construction Agreement”) for the development and construction of a cogeneration facility that will produce electric capacity and energy, steam and chilled water to be located immediately north of the UW-Madison Walnut Street heating plant in Madison, Wisconsin (the “Project”).

B.

The State has required that the Guarantor guarantee the Obligations (defined below) as a condition to the State’s willingness to enter into the Design and Construction Agreement.  Each of the Obligors is a wholly-owned subsidiary of the Guarantor.  The development and construction of the Project and the transactions contemplated by the Design and Construction Agreement will provide direct benefits to each of the Obligors and will therefore indirectly benefit the Guarantor.

A.

The term “Obligations” means all of the obligations of the Obligors to the State under the Design and Construction Agreement of whatever nature, however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, and whether an Obligor is liable individually or jointly with others, but subject to the limitations set forth in the Design and Construction Agreement.

C O V E N A N T S :

IN CONSIDERATION OF these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that:

1.

The Guarantor hereby (a) unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise, or (if earlier) at the time any Obligor becomes the subject of bankruptcy or other insolvency proceedings; (b) agrees to pay all costs, expenses and reasonable attorneys’ fees incurred by the State in enforcing this Agreement and the Obligations and realizing on any collateral for either; provided however, that Guarantor shall not be required to pay such amounts incurred by the State in any attempted enforcement by the State of this Agreement in which Guarantor ultimately prevails; and (c) agrees to pay to the State the amount of any payments made to the State or another in connection with any of the Obligations which are recovered from the State by a trustee, receiver, creditor or other party pursuant to applicable law.

2.

This is a guarantee of payment and performance of the Obligations, and not of collection.  The State shall not be obligated to:  (a) take any steps whatsoever to collect from, or to file any claim of any kind against, any Obligor, any other guarantor, or any other person or entity liable for payment or performance of any of the Obligations; or (b) take any steps whatsoever to protect, accept, obtain, enforce, take possession of, perfect its interest in, foreclose or realize on collateral or security, if any, for the payment or performance of any of the Obligations or any guarantee of any of the Obligations; or (c) in any other respect exercise any diligence whatever in collecting or attempting to collect any of the Obligations by any means.

3.

The Guarantor’s liability for payment and performance of the Obligations shall be absolute and unconditional; the Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law, would otherwise operate to impair or diminish such liability; and nothing whatever except actual full payment and performance of the Obligations (and all other debts, obligations and liabilities of the Guarantor under this Agreement) shall operate to discharge the Guarantor’s liability hereunder.  Without limiting the generality of the foregoing, the State shall have the exclusive right, which may be exercised from time to time without diminishing or impairing the liability of the Guarantor in any respect, and without notice of any kind to the Guarantor, to:  (a) accept any collateral, security or guarantee for any Obligations or any other credit; (b) determine how, when and what application of payments, credits and collections, if any, shall be made on the Obligations and any other credit and accept partial payments; (c) determine what, if anything, shall at any time be done with respect to any collateral or security; subordinate, sell, transfer, surrender, release or otherwise dispose of all or any of such collateral or security; and purchase or otherwise acquire any such collateral or security at foreclosure or otherwise; and (d) with or without consideration grant, permit or enter into any waiver, amendment, extension, modification, refinancing, indulgence, compromise, settlement, subordination, discharge or release of:  (i) any of the Obligations, the Design and Construction Agreement, or any other agreement relating to any of the Obligations, (ii) any obligations of any guarantor or other person or entity liable for payment or performance of any of the Obligations, and any agreement relating to such obligations and (iii) any collateral or security or agreement relating to collateral or security for any of the foregoing.  Notwithstanding anything in this Agreement to the contrary, Guarantor shall have the right to assert as defenses and shall have the benefit of all rights of set-off, claims, counter-claims, reduction or diminution of any obligation of the State to Obligors and any defenses to enforcement of this Agreement (except Bankruptcy and other insolvency-related defenses) that Obligors would be entitled to assert in defense to payment or performance of any of the Obligations.

4.

The Guarantor hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment and all notices of any kind, including without limitation:  notice of acceptance hereof; notice of the creation of any of the Obligations; notice of nonpayment, nonperformance or other default on any of the Obligations; and notice of any action taken to collect upon or enforce any of the Obligations; (b) any subrogation to the rights of the State against any Obligor and any other claim against any Obligor which arises as a result of payments made by the Guarantor pursuant to this Agreement, until the Obligations have been paid or performed in full and such payments are not subject to any right of recovery; and (c) any claim for contribution against any co-guarantor, until the Obligations have been paid or performed in full and such payments are not subject to any right of recovery.

5.

The Guarantor represents and warrants that:

a.

The execution, delivery and performance of this Agreement by the Guarantor are within the corporate powers of the Guarantor, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Guarantor which has not been obtained, (ii) violate any provision of the articles of incorporation or by-laws of the Guarantor or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any subsidiary of the Guarantor; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority, or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Guarantor or any subsidiary of the Guarantor pursuant to, any indenture or other agreement or instrument under which the Guarantor or any subsidiary of the Guarantor is a party or by which it or any of its properties may be bound or affected.

b.

This Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

6.

This Agreement shall inure to the benefit of the State and its successors and assigns, including every holder or owner of any of the Obligations, and shall be binding upon the Guarantor and the Guarantor’s successors and assigns.  This is a continuing guarantee and shall continue in effect until all Obligations and all obligations of the Guarantor hereunder shall be paid or performed in full and such payments are not subject to any right of recovery.

7.

This Agreement constitutes the entire agreement between the State and the Guarantor with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the State unless expressed herein.  This Agreement shall be governed by the laws of the State of Wisconsin without regard to conflicts of law principles.

8.

The Guarantor hereby consents to the exclusive jurisdiction of any state or federal court situated in Dane County, Wisconsin, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.  Nothing herein shall affect the State’s right to serve process in any manner permitted by law, or limit the State’s right to bring proceedings against the Guarantor or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

9.

The Guarantor hereby waives any and all right to trial by jury in any action or proceeding relating to this Agreement, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.  The Guarantor represents that this waiver is knowingly, willingly and voluntarily given.

MGE ENERGY, INC.

BY:

TITLE:

ATTEST:

TITLE:

Schedule XIV

Table 1

MGE - West Campus Cogeneration Facility

Required Permits and Approvals

Permit/Approval	Regulated Process	Regulatory Agency	Regulatory Reference	Permit/Approval Needed	Contact Person	Status	Planned Application Date
Stack Height
Stack Height Permit	Stack	WDOT/FAA	W.A.C. Trans 56	Prior to construction	Leo Clark WDOT 266-7836	Confirmed this is not necessary.
Local Approvals
Vehicle Weight Restrictions Oversize/Overweight Permits	Use and Modifications of Roads During Construction/Operation	WDOT	W.A.C. Trans 230	As needed depending upon specific actions			As needed
Environmental Impacts
Certification of Public Convenience and Necessity	Environmental Impact Statement	PSCW	W.A.C. PSC III	Prior to any construction	Kathy Zuelsdorff PSCW 608-266-2730	Submitted June 14, 2002, completeness determined October 21, 2002.
Hazardous Material Use/Storage
Above Ground Storage Tank Approvals	Fuel Storage Tanks	DCOM	W.A.C. COMM 10	Prior to construction of tanks	Mark Bennett DCOM 608-266-8981	Apply once plans and specifications are final.	Apply once plans and specifications are final.
Spill Prevention Control and Countermeasure Plan	Petroleum Storage	USEPA	40 CFR Part 112	Prior to commencement of operations	Dr. Barbara Carr USEPA Region V 312-886-7187	Apply once facility plans are final.	Apply once plans and specifications are final.
RCRA Hazardous Waste Activity Notification	Generation and/or Storage of Hazardous Waste	USEPA	W.A.C. NR 600	Prior to generating hazardous waste	Kathy Paffenroth 608-275-3289	File as a generator of HW if it is necessary. To be determined once construction is complete.	August 2004 (if needed)
Air Quality
Air Quality Construction (PSD) Permit	Air Emissions	WDNR	W.A.C. NR 405	Prior to any construction	Jeff Hanson WDNR-BAM 608-266-6876	Application submitted June 14, 2002.
Air Quality Operation Permit	Air Emissions	WDNR	W.A.C. NR 407	Within 18 months of construction commencement but can be extended to 36 months	Jeff Hanson WDNR-BAM 608-266-6876	To be applied for after operation has commenced in concert with construction permit requirements.	August 2004
Air Quality Acid Rain Permit	NOx, SO2 and CO emissions	USEPA/WDNR	40 CFR Part 72 W.A.C. NR 409	Application 24 months prior to operation. Need before operation.	Jeff Hanson WDNR-BAM 608-266-6876	Application submitted and part of PSD permit application.
Water
High Capacity Well Approval	Water Supply	WDNR	W.A.C. NR 812	Prior to installation	Bill Furbish WDNR –DWG 608-266-9264	Application submitted April 29, 2002. Application withdrawn July 23, 2002.
NR 142 Water Withdrawal Registration and Water Loss Approval	The use of water (groundwater or surface water)	WDNR	W.A.C. NR 142	Prior to withdrawal	Ken Johnson WDNR – SD 608-275-3243	Application submitted April 29, 2002.
WPDES Permit	Discharge of reverse osmosis and electronic deionization reject.	WDNR	W.A.C. NR 200, NR 290, and others as applicable	Prior to operation	Duane Schuettpelz WDNR-WPP 608-266-0156	Application submitted March 26, 2002.
MMSD Ordinance Compliance	Discharges to MMSD	MMSD	MMSD Sewer Use Ordinance No. 84-001	Prior to construction of sewer connections	Ned Paschke MMSD 608-222-1201	Document MGE/MMSD agreement.	January 2003
Erosion Control for Land Disturbing Activities	Storm Water Management at Construction Site	WDNR	W.A.C. NR 216	Prior to disturbance of 5 acres (1 acre starting in 2003)	Jim Bartolacini WDNR Storm Water 608-275-3201	WDNR General Permit Application submitted March 26, 2002.	Plan submittal for City of Madison will also be sent to the WDNR.
Erosion Control Permit	Storm Water Management at Construction Site	City of Madison	City of Madison Municipal Codes	Prior to site construction (required for disturbance areas > 4,000 sf)	Greg Fries 608-267-1199	To be prepared prior to construction.	January 2003
Storm Water Management Plan	Storm Water Management After Construction	WDNR	W.A.C. NR 216	Prior to disturbance of 5 acres (1 acre starting in 2003)	Jim Bartolacini WDNR Storm Water 608-275-3201	WDNR General Permit Application submitted March 26, 2002.	Plan submittal for City of Madison will also be sent to the WDNR.
Storm Water Management Plan	Storm Water Management After Construction	City of Madison	City of Madison Municipal Codes	Prior to site construction (for addition of > 20,000 sf of impervious area)	Greg Fries 608-267-1199	Erosion control plans to be written in accordance with applicable regulations prior to land disturbing activities. To be prepared prior to construction.	January 2003
Storm Water Industrial Permit and SWPPP	Storm Water Management for Operating Facility	WDNR	W.A.C. NR 216	Prior to operation	Jim Bartolacini WDNR Storm Water 608-275-3201	Prepare once construction is nearly final.	March 2004
WPDES Permit for Storm Water Outfall in Willow Creek	Outfall to surface water	WDNR	W.A.C. NR 216	Prior to construction	Ken Johnson WDNR – SD 608-275-3243	To be prepared prior to construction.	January 2003
Chapter 30 Permit for Storm Water Outfall in Willow Creek	Outfall to surface water	WDNR	Stats. 30	Prior to construction	Cami Peterson WDNR – SD 608-275-3208	To be prepared prior to construction.	January 2003
Electric Power Lines
Temporary Use Permit from the USDA	Proposed Walnut Street Substation expansion into the adjacent Malt and Barley Lab parking lot (owned by the USDA)	USDA	--	Prior to any construction		Several meetings and correspondence has occurred. Application for permit is the next step.	December 2002
Certificate of Authority (CA) for construction of a 69 kV line and changes to the East Campus Substation	Construction of Electric Power Lines	PSCW	W.A.C. PSC III	Prior to any construction	Carol Stemrich PSCW 608-266-8174	Included in CPCN application, submitted June 14, 2002.
Erosion Control Plan	Storm Water Management at Construction Site	City of Madison	City of Madison Municipal Codes	Prior to site construction (required for disturbance areas > 4,000 sf)	Greg Fries 608-267-1199	Erosion control plans to be written in accordance with applicable regulations prior to land disturbing activities.	January 2003
Construction Permits
Building Permit	Project Plan Review	City of Madison	City of Madison Municipal Codes	Prior to site construction	Mike VanErem 608-266-4559	To be submitted early 2003	February 2003
Fire Protection Plan Approval	Approval of fire suppression and alarm system components	City of Madison Fire Department	City of Madison Municipal Codes	Prior to installation of fire alarm or suppression components	John Lippitt 608-261-9658	To be submitted early 2003	February 2003
Electrical Permit						Not needed for “Generation Station”
Insurance Fire Protection Review		HSB – Hayes Group		Prior to fire protection plan approval to Fire Department	Brian Ballweg 800-747-0006	Submit prior to fire protection plan approval to Fire Department	December 2002
HVAC Permit	Project Plan Review	City of Madison	City of Madison Municipal Codes	Prior to site construction	Mike VanErem 608-266-4559	To be submitted early 2003 – part of Building Permit review process	February 2003
Plumbing Permit	Project Plan Review	City of Madison	City of Madison Municipal Codes	Prior to site construction	Jim Wolf 608-266-4561	To be submitted early 2003	February 2003

Table 1

MGE - West Campus Cogeneration Facility

Required Permits and Approvals

DCOM = Department of Commerce

FAA = Federal Aviation Administration

MMSD = Madison Metropolitan Sewerage District

NSPS = New Source Performance Standards

PSCW = Public Service Commission

PSD = Prevention of Significant Deterioration

RCRA = Resource Conservation and Recovery Act

SCR = Selective Catalytic Reduction

SWPPP = Storm Water pollution Prevention Plan

USACE = United States Army Corps of Engineers

USEPA = United States Environmental Protection Agency

UW = University of Wisconsin

W.A.C. = Wisconsin Administrative Code

WDNR = Wisconsin Department of Natural Resources

WDOT = Wisconsin Department of Transportation

WPDES = Wisconsin Pollutant Discharge Elimination System

Endnotes

46945.000003 WASHINGTON 353728v3